================================================================================



                                CREDIT AGREEMENT

                                     Among

                               BROOKSTONE, INC.,
                            BROOKSTONE COMPANY, INC.
                            BROOKSTONE STORES, INC.


                            THE LENDERS PARTY HERETO

                                      and

                                BANKBOSTON, N.A.
                            as Agent for the Lenders



                         Dated as of September 22, 1997



================================================================================

                               TABLE OF CONTENTS

Section     Title                                                           Page
-------     -----                                                           ----
SECTION I

    DEFINITIONS............................................................... 1
    1.1.    Definitions....................................................... 1
    1.2.    Accounting Terms..................................................11

SECTION II

    DESCRIPTION OF CREDIT.....................................................12
    2.1.    The Loans.........................................................12
    2.2.    Notice and Manner of Borrowing or Conversion of Loans.............12
    2.3.    Commitment Fee....................................................13
    2.4.    Reduction of Commitment Amount....................................14
    2.5.    The Notes.........................................................14
    2.6.    Duration of Interest Periods......................................14
    2.7.    Interest Rates and Payment of Interest............................15
    2.8.    Changed Circumstances.............................................15
    2.9.    Capital Requirements..............................................17
    2.10.   Payments and Prepayments of the Loans.............................17
    2.11.   Method of Payment.................................................17
    2.12.   Default Interest..................................................18
    2.13.   Payments Not at End of Interest Period............................18
    2.14.   Computation of Interest and Fees..................................19
    2.15.   Sharing of Payments...............................................19
    2.16.   Letter of Credit Facility.........................................19
    2.17.   Swing Line Commitment.............................................23
    2.18.   Procedure for Swing Line Borrowing; Interest on Swing Line Loans..24
    2.19.   Refunded Swing Line Loans; Swing Line Loan Participations.........24
    2.20.   Use of Proceeds...................................................26
    2.21.   Guaranty of Parent................................................26
    2.22.   Replacement of Lenders............................................27

SECTION III

    CONDITIONS OF LOANS AND LETTERS OF CREDIT.................................28
    3.1.    Conditions Precedent to Initial Loan..............................28
    3.2.    Conditions Precedent to All Loans and Letters of Credit...........29

                                      (i)


Section     Title                                                           Page
-------     -----                                                           ----
SECTION IV

    REPRESENTATIONS AND WARRANTIES............................................30
    4.1.    Organization and Qualification....................................30
    4.2.    Corporate Authority...............................................30
    4.3.    Valid Obligations.................................................30
    4.4.    Consents or Approvals.............................................30
    4.5.    Title to Properties; Absence of Encumbrances......................31
    4.6.    Financial Statements..............................................31
    4.7.    Defaults..........................................................31
    4.8.    Taxes.............................................................31
    4.9.    Litigation........................................................31
    4.10.   Use of Proceeds...................................................32
    4.11.   Subsidiaries......................................................32
    4.12.   Investment Company Act............................................32
    4.13.   Compliance with ERISA.............................................32
    4.14.   Environmental Matters.............................................32
    4.15.   Liabilities of Stores.............................................34
    4.16.   Subleased Properties..............................................34

SECTION V

    AFFIRMATIVE COVENANTS.....................................................34
    5.1.    Financial Statements and other Reporting Requirements.............34
    5.2.    Conduct of Business...............................................36
    5.3.    Maintenance and Insurance.........................................36
    5.4.    Taxes.............................................................36
    5.5.    Inspection........................................................37
    5.6.    Maintenance of Books and Records..................................37
    5.7.    Consolidated Net Worth............................................37
    5.8.    Consolidated Total Liabilities to Consolidated Tangible Net
            Worth Ratio.......................................................37
    5.9.    Cash Flow Coverage................................................38
    5.10.   Further Assurances................................................38

SECTION VI  NEGATIVE

    COVENANTS.................................................................38
    6.1.    Indebtedness......................................................38
    6.2.    Contingent Liabilities............................................39
    6.3.    Sale and Leaseback................................................39
    6.4.    Encumbrances......................................................39
    6.5.    Merger; Acquisitions Consolidation; Sale or Lease of Assets.......41

                                     (ii)


Section     Title                                                           Page
-------     -----                                                           ----
    6.6.    Additional Stock Issuance.........................................41
    6.7.    Equity Distributions..............................................41
    6.8.    Investments.......................................................41
    6.9.    ERISA.............................................................42
    6.10.   Capital Expenditures..............................................42
    6.11.   Subsidiary Indebtedness...........................................42
    6.12.   Transactions with Affiliates......................................42

SECTION VII

    DEFAULTS..................................................................42
    7.1.    Events of Default.................................................42
    7.2.    Remedies..........................................................44
    7.3.    Distribution of Proceeds..........................................45

SECTION VIII

    CONSENTS; AMENDMENTS; WAIVERS; REMEDIES...................................46
    8.1.    Actions by Lenders................................................46
    8.2.    Actions by Parent or Borrowers....................................46

SECTION IX

    SUCCESSORS AND ASSIGNS....................................................47
    9.1.    General...........................................................47
    9.2.    Assignments.......................................................47
    9.3.    Participations....................................................48

SECTION X

    THE AGENT.................................................................49
    10.1.   Authorization and Action..........................................49
    10.2.   Agent's Reliance, Etc.............................................50
    10.3.   BankBoston, N.A. as Lender........................................50
    10.4.   Lender Credit Decision............................................51
    10.5.   Indemnification of Agent..........................................51
    10.6.   Successor Agent...................................................51
    10.7.   Amendment of Section X............................................52

SECTION XI

    MISCELLANEOUS.............................................................52

                                     (iii)


Section     Title                                                           Page
-------     -----                                                           ----
    11.1.   Notices...........................................................52
    11.2.   Expenses..........................................................53
    11.3.   Set-Off...........................................................53
    11.4.   Term of Agreement.................................................53
    11.5.   No Waivers........................................................53
    11.6.   Governing Law.....................................................53
    11.7.   Counterparts......................................................54
    11.8.   Partial Invalidity................................................54
    11.9.   Captions..........................................................54
    11.10.  WAIVER OF JURY TRIAL..............................................54
    11.11.  Entire Agreement..................................................54

                                     (iv)

                             EXHIBITS AND SCHEDULES
                             ----------------------

EXHIBIT A-1  -    Form of Promissory Note

EXHIBIT A-2  -    Form of Swing Line Note

EXHIBIT B    -    Form of Notice of Borrowing or Conversion

EXHIBIT C    -    Indebtedness; Encumbrances

EXHIBIT D    -    Litigation

EXHIBIT E    -    Subsidiaries

EXHIBIT F    -    Form of Report of Chief Financial Officer

EXHIBIT G    -    Form of Borrowing Base Report

EXHIBIT H    -    Form of Opinion of Counsel

EXHIBIT I    -    Form of Subordination Agreement

EXHIBIT J    -    Form of Subsidiary Guaranty

EXHIBIT K    -    Form of Assignment and Acceptance Agreement

SCHEDULE 1.1      Commitment Percentages

SCHEDULE 1.2      Pricing Schedule

SCHEDULE 2.16.9   Outstanding Letters of Credit

SCHEDULE 4.13     Certain ERISA Matters

SCHEDULE 4.16A    List of Subleased Properties

SCHEDULE 4.16B    List of Outstanding Consents

SCHEDULE 6.8      List of Investments in Subsidiaries

                                      (v)

                               CREDIT AGREEMENT
                               ----------------

     THIS CREDIT AGREEMENT is made as of September 22, 1997, by and among BROOKSTONE, INC., a Delaware corporation (the "Parent"), BROOKSTONE COMPANY,
                                               ------
INC. (the "Company"), a New Hampshire corporation, BROOKSTONE STORES, INC., a
           -------
New Hampshire corporation ("Stores;" the Parent, the Company and Stores are referred to herein collectively as the "Companies;" and the Company and Stores are referred to herein individually as a "Borrower" and collectively as the "Borrowers") each having its chief executive office at 17 Riverside Street, Nashua NH 03062, the lenders from time to time parties hereto and BANKBOSTON, N.A. ("BKB" or the "Agent"), a national banking association having its head
                    -----
office at 100 Federal Street, Boston, MA 02110, as agent for the lenders from time to time parties hereto.

                                   Recitals
                                   --------

     The Companies desire to establish credit facilities for working capital and other corporate needs of the Borrowers, and the Lenders are willing to provide credit facilities to the Borrowers on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:


                                   SECTION I
                                   ---------

                                  DEFINITIONS
                                  -----------

     1.1. Definitions.
          -----------

     All capitalized terms used in this Agreement or in the Notes or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

     Adjusted Eurodollar Rate.  Applicable to any Interest Period, shall mean a
     ------------------------
rate per annum determined pursuant to the following formula:

                AER  =   [    IOR    ]
                           -----------
                         [ 1.00 - RP ]

                     AER  =  Adjusted Eurodollar Rate
                     IOR  =  Interbank Offered Rate
                     RP   =  Reserve Percentage

     * The amount in brackets shall be rounded upwards, if necessary, to the next higher 1/100 of 1%.

Where:

          "Interbank Offered Rate" applicable to any Eurodollar Loan for any Interest Period means the rate of interest determined by the Agent to be the prevailing rate per annum at which deposits in U.S. dollars are offered to the Agent by first-class banks in the Interbank Eurodollar market in which it regularly participates on or about 10:00 a.m. (Boston time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

          "Reserve Percentage" applicable to any Interest Period means the rate (expressed as a decimal) applicable to the Agent during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of the Agent with respect to "Eurocurrency liabilities" as that term is defined under such regulations.

The Adjusted Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

     Affected Loans.  See Section 2.8(a).
     --------------

     Affiliate.  Shall mean (a) any director or officer of either Borrower or
     ---------
the Parent and (b) any Person that controls, is controlled by or is under common control with the Borrower. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     Agent.  BankBoston, N.A., in its capacity as agent for the Lenders, and its
     -----
successors in that capacity.

     Agreement.  This Agreement, as the same may be supplemented or amended from
     ---------
time to time.

     Applicable Eurodollar Margin.  The applicable Eurodollar Margin described
     ----------------------------
on the Pricing Schedule.

     Assignment and Acceptance.  See Section 9.2(a).
     -------------------------

     Base Rate.  The greater of (a) the rate of interest announced from time to
     ---------
time by the Agent at its head office as its Base Rate, and (b) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next l/8 of l%).

     Base Rate Loan.  Any Loan or Swing Line Loan bearing interest determined
     --------------
with reference to the Base Rate.

     Borrowers.  See Preamble.
     ---------

     Borrowing Base.  At any date during the periods described below for any
     --------------
year, the applicable advance percentage of Eligible Inventory and stated amount of outstanding documentary Letters of Credit issued in connection with the purchase of goods which would otherwise constitute Eligible Inventory:

                    Period            Advance Percentage

            December 1 through May 31        50%
              June 1 through July 31         65%
          August 1 through November 30       75%

     Brookstone Subsidiaries.  Brookstone By Mail, Inc., Brookstone Purchasing,
     -----------------------
Inc., Brookstone Holdings, Inc. and Brookstone Properties, Inc.

     Business Day.  (a) For all purposes other than as covered by clause (b)
     ------------
below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts or New York, New York are open for the conduct of a substantial part of their commercial banking business; and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in U.S. Dollar deposits in the Interbank Eurodollar market.

     Capital Expenditures.  Amounts paid or Indebtedness incurred by the Parent
     --------------------
or any of its Subsidiaries in connection with the purchase or lease of capital assets that would be required to be capitalized, all as shown on the consolidated statement of cash flow of the Parent and its Subsidiaries in accordance with generally accepted accounting principles.

     Cash Flow Coverage.  At any date as of which the amount thereof shall be
     ------------------
determined and for the period specified, the quotient obtained by dividing the
                                                                  --------
total of (a) Consolidated EBITDA plus (b) consolidated rent expense for such period, by the total of (c) Consolidated Interest Expense and consolidated rent
        --
expense for such period plus (d) current maturities of long-term Indebtedness
                        ----
outstanding on the last day of such period.

     Change of Control.  Either (i) any Person or "group" (within the meaning of
     -----------------
Section 13(d) or 14(d) of the Exchange Act) and its affiliates shall have acquired beneficial ownership of capital stock having 35% or more of the ordinary voting power in the election of directors of the Parent and which Person, group or affiliate shall have had no beneficial ownership of any such capital stock on or before the date of this Agreement, or (ii) any Person or group and its affiliates shall have acquired beneficial ownership of capital stock having 40% or more of the ordinary voting power in the election of directors of the Parent and which Person, group or affiliate had some beneficial ownership of such stock on or before the date of this Agreement.

     Code.  The Internal Revenue Code of 1986 and the rules and regulations
     ----
thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     Commitment Amount.  $75,000,000 or any lesser amount, including zero,
     -----------------
resulting from a termination or reduction of such amount in accordance with
Section 2.4 or Section 7.2.

     Commitment Percentage.  As to each lender, its percentage interest in the
     ---------------------
Commitment Amount as set forth on Schedule 1.1 hereto.

     Companies.  See Preamble.
     ---------

     Company.  See Preamble.
     -------

     Consolidated EBITDA.  At any date as of which the amount thereof shall be
     -------------------
determined and for the period specified, the sum of (a) Consolidated Net Income (minus extraordinary gains and plus extraordinary losses) for such period, plus
                                                                           ----
(b) consolidated depreciation and amortization expenses for such period, plus
                                                                         ----
(c) Consolidated Interest Expense, plus (d) income tax expense for such period.
                                   ----

     Consolidated Interest Expense.  For any period for which the amount thereof
     -----------------------------
shall be determined, consolidated net interest expense (including imputed interest on capital lease obligations) and amortized debt discount.

     Consolidated Net Income.  At any date as of which the amount thereof shall
     -----------------------
be determined and for the period specified, the net income (or deficit) of the Parent and its Subsidiaries, after taxes, determined in accordance with generally accepted accounting principles consistently applied.

     Consolidated Net Worth.  At any date as of which the amount thereof shall
     ----------------------
be determined, (a) the consolidated total assets of the Parent and its Subsidiaries minus (b) Consolidated Total Liabilities.
             -----

     Consolidated Tangible Net Worth.  At any date as of which the amount
     -------------------------------
thereof shall be determined, Consolidated Net Worth minus the sum of any amounts
                                                    -----
attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (c) all reserves not already deducted from assets, (d) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the financial statements referred to in Section 4.6 and (e) the value of any minority interests in Subsidiaries.

     Consolidated Total Liabilities.  At any date as of which the amount thereof
     ------------------------------
shall be determined, all obligations that should, in accordance with generally accepted accounting principles, be classified as liabilities on the consolidated balance sheet of the Parent and its Subsidiaries, including in any event all Loans.

     Controlled Group.  All trades or businesses (whether or not incorporated)
     ----------------
under common control that, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     Credit Participants.  See Section 9.3 hereof.
     -------------------

     Default.  An Event of Default or event or condition that, but for the
     -------
requirement that time elapse or notice be given, or both, would constitute an Event of Default.

     Defaulting Lender.  A Lender which has defaulted in its obligation to make
     -----------------
Loans to the Borrowers hereunder for so long as it remains in default.

     Eligible Inventory.  The Company's inventory of goods, wherever located,
     ------------------
and Stores' inventory of goods located at the Company's Mexico, Missouri distribution facility or at Subleased Properties or in transit between any such locations and in each case subject to the Subsidiary Inventory Security Agreement, in each case held for retail sale in the ordinary course of business valued at the lower of cost or market and less any reserves (including any reserves for slow-moving, obsolete and clearance items) as determined in accordance with generally accepted accounting principles; provided that no such inventory shall be deemed eligible if:

          (a) it is under consignment to or from any Person;

          (b) it is not owned by either the Company or Stores free and clear of all liens other than the lien created under the Subsidiary Inventory Security Agreement.

     Encumbrances.  See Section 6.4.
     ------------

     Environmental Laws.  Any and all applicable foreign, federal, state and
     ------------------
local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over the Parent or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

     ERISA.  The Employee Retirement Income Security Act of 1974 and the rules
     -----
and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     Eurodollar Loan.  Any Loan bearing interest at a rate determined with
     ---------------
reference to the Adjusted Eurodollar Rate.

     Event of Default.  Any event described in Section 7.1.
     ----------------

     Federal Funds Effective Rate.  For any day, a fluctuating interest rate per
     ----------------------------
annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

     Generally accepted accounting principles.  Generally accepted accounting
     ----------------------------------------
principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

     Guarantees.  As applied to the Parent and its Subsidiaries, all guarantees,
     ----------
endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of the Parent and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other person or entity.

     Hazardous Material.  Any substance (a) the presence of which requires or
     ------------------
may hereafter require notification, investigation or remediation under any Environmental Law; (b) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section

9601 et seq.) and any applicable local statutes and the regulations promulgated
     -- ---
thereunder; (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Company; or (d) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

     Indebtedness.  As applied to the Parent and its Subsidiaries, (a) all
     ------------
obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Parent and its Subsidiaries and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments, (c) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Parent or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (d) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of the Parent and its Subsidiaries, (e) all Guarantees, and (f) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by the Parent or any of its Subsidiaries.

     Interest Period.  With respect to each Eurodollar Loan, the period
     ---------------
commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and ending one, two, three or six months thereafter, as the Company may elect in the applicable Notice of Borrowing or Conversion; provided
                                                                       --------
that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

          (b) any Interest Period applicable to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

          (c) any Interest Period during the Revolving Credit Period that would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

          (d) notwithstanding clause (c) above, no Interest Period applicable to a Eurodollar Loan shall have a duration of less than one month; and if any Interest Period applicable to such Loans would be for a shorter period, such Interest Period shall not be available hereunder.

     Investment.  As applied to the Parent and its Subsidiaries, the purchase or
     ----------
acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other person or entity, and the making of any commitment or acquisition of any option to make an Investment.

     Lender Agreements.  This Agreement, the Notes, the Swing Line Note, the
     -----------------
Subsidiary Guaranty, the Subordination Agreement, and any other present or future agreement from time to time entered into between the Parent or any of its Subsidiaries and the Agent or the Lenders, each as from time to time amended or supplemented, and all statements, reports and certificates delivered by the Parent or any of its Subsidiaries to the Agent or the Lenders in connection therewith.

     Lenders.  (a) Initially, the banks described on Schedule 1.1 hereto and (b)
     -------
any other Person who becomes a Successor Lender hereunder in accordance with the terms of Section 9.2(a) hereof.

     Letters of Credit.  Letters of Credit of the Agent issued for the account
     -----------------
of the Company in accordance with the provisions of Section 2.16.

     Letter of Credit Fee Rate.  For standby letters of credit, the Letter of
     -------------------------
Credit Fee Rate shall be a per annum fee equal to the Eurodollar Rate Margin determined in accordance with the Pricing Schedule, and for documentary letters of credit, the Letter of Credit Fee Rate shall be a per annum fee equal to the Documentary Letter of Credit Fee Rate determined in accordance with the Pricing Schedule.

     Loan or Revolving Credit Advance.  A loan made to the Company by the
     --------------------------------
Lenders pursuant to Section II of this Agreement, and "Loans" and "Revolving Credit Advances" means all of such loans, collectively.

     Majority Lenders.  At any time, the Lenders having made not less than the
     ----------------
Required Percentage of the outstanding principal amount of the Loans hereunder, or, if no Loans are outstanding, the Lenders having aggregate Commitment Percentages of not less than the Required Percentage.

     Master Assignment.  The Master Assignment and Assumption of Lease dated as
     -----------------
of August 28, 1995 from the Company to Brookstone Properties, Inc.

     Master Sublease Agreement.  The Master Sublease Agreement dated as of
     -------------------------
August 28, 1995 by and between Brookstone Properties, Inc., as sublessor, and Brookstone Stores, Inc., as sublessee.

     Maximum Letter of Credit Amount.  $40,000,000.
     -------------------------------

     1996 Credit Agreement.  The Revolving Credit Agreement dated as of January
     ---------------------
11, 1996 by and among the Parent, the Companies, the Agent and BKB.

     Notes.  Promissory notes of the Borrowers, substantially in the form of
     -----
Exhibit A-1 hereto, evidencing the obligation of the Borrowers to each Lender to
-----------
repay the Loans.

     Notice of Borrowing or Conversion.  See Section 2.2.
     ---------------------------------

     Obligations.  Any and all obligations of the Company and the Parent to the
     -----------
Agent or the Lenders of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including, the Loans, the Swing Line Loans, obligations with respect to the Letters of Credit and obligations to perform acts and refrain from taking action as well as obligations to pay money.

     Parent.  See Preamble.
     ------

     PBGC.  The Pension Benefit Guaranty Corporation or any entity succeeding to
     ----
any or all of its functions under ERISA.

     Permitted Encumbrances.  See Section 6.4.
     ----------------------

     Permitted Subsidiary Liabilities.  Liabilities of Stores and the Brookstone
     --------------------------------
Subsidiaries for (a) state franchise, income and unemployment tax liabilities, employee withholding, accrued liabilities for employee salaries, wages, and accrued vacation, personal property taxes, and sales and use taxes incurred in the ordinary course of business, (b) accounts payable and accrued liabilities (other than for inventory purchases), incurred in the ordinary course of business, in an aggregate amount not to exceed $10,000,000 at any time outstanding, (c) Indebtedness of Stores to the Company for inventory purchased in the ordinary course of business from the Company, which Indebtedness is subordinated to the payment and performance of all Obligations pursuant to the Subordination Agreement, (d) liabilities under the Master Sublease Agreement, which liabilities are subordinated to the payment and performance of all Obligations pursuant to the Subsidiary Guaranty, (e) liabilities of Brookstone Properties, Inc. under leases for store locations subleased to Stores, and (f) liabilities of Stores for the 1997 Temporary Store Locations.

     Person.  An individual, corporation, partnership, joint venture,
     ------
association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

     Plan.  At any time, an employee pension or other benefit Plan that is
     ----
subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

     Pricing Schedule.  The Pricing Schedule attached hereto as Schedule 1.2.
     ----------------

     Qualified Investments.  As applied to the Parent and its Subsidiaries,
     ---------------------
investments in (a) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America, (b) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (c) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, (d) any repurchase agreement secured by any one or more of the foregoing and (e) investments in shares of any so-called "Money Market fund" provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $100,000,000, has an investment portfolio with an average maturity of 365 days or less and is not considered to be a "high-yield" fund.

     Required Percentage.  66 2/3%.
     -------------------

     Revolving Credit Period.  The period beginning on the date of this
     -----------------------
Agreement and extending through and including the Revolving Credit Termination Date or such earlier date on which the commitment to make Loans is terminated or the Commitment Amount is reduced to zero in accordance with the terms hereof.

     Revolving Credit Termination Date.  July 31, 2002.
     ---------------------------------

     Stores.  See Preamble.
     ------

     Subleased Properties.  The locations of Brookstone Stores identified on
     --------------------
Schedule 4.16A hereto, together with any additional locations which may be added by notice in writing to the Agent, as to which the representations and warranties set forth in Section 4.16 are true and correct in all respects.

     Subordination Agreement.  The Subordination Agreement of even date herewith
     -----------------------
among the Agent, for itself and on behalf of the Lenders, Stores, the Company and Brookstone Properties, Inc., in the form of Exhibit I hereto, by which all Indebtedness, liabilities and other obligations of Stores to Company is subordinated to the payment and performance of the Obligations.

     Subsidiary.  Any corporation, association, joint stock company, business
     ----------
trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Parent or a Subsidiary of the Parent; or any other such organization the management of which is directly or indirectly controlled by the Parent or a Subsidiary of the Parent through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Parent has a 50% or greater ownership interest.

     Subsidiary Guaranty.  The Guaranty Agreement of even date herewith from the
     -------------------
Brookstone Subsidiaries to the Agent in the form of Exhibit J hereto, by which the Brookstone Subsidiaries have guaranteed to the Agent, for itself and the benefit of the Lenders, the payment and performance of all Obligations.

     Subsidiary Inventory Security Agreement.  The Security Agreement dated as
     ---------------------------------------
of January 11, 1996 herewith between Stores and the Company pursuant to which Stores has granted to the Company a first, perfected security interest in all inventory of Stores.

     Swing Line Commitment.  $2,500,000.
     ---------------------

     Swing Line Lender.  BankBoston, N.A.
     -----------------

     Swing Line Loans.  See Section 2.17 hereof.
     ----------------

     Swing Line Note.  The Swing Line Note substantially in the form of Exhibit
     ---------------                                                    -------
A-2 hereto executed by the Borrowers, jointly and severally, in favor of the
---
Swing Line Lender to evidence the Swing Line Loans.

     Swing Line Participation Amount.  See Section 2.19(c) hereof.
     -------------------------------

     1.2. Accounting Terms  .  All terms of an accounting character shall have
          ----------------
the meanings assigned thereto by generally accepted accounting principles applied on a basis consistent with the financial statements referred to in
Section 4.6 of this Agreement, modified to the extent, but only to the extent, that such meanings are specifically modified herein.

                                  SECTION II
                                  ----------

                             DESCRIPTION OF CREDIT
                             ---------------------

     2.1. The Loans.
          ---------

     (a) Subject to the terms and conditions hereof, each Lender, severally and not jointly will make Loans to the Borrowers, jointly and severally, from time to time until the close of business on the Revolving Credit Termination Date, in such sums as the Company may request, provided that the aggregate principal
                                      --------
amount of all Loans and stated amount of all Letters of Credit at any one time outstanding hereunder shall not, (a) as to each Lender, exceed such Lender's Commitment Percentage of the Commitment Amount, and (b) as to all Lenders, exceed the lesser of (i) the Borrowing Base in effect at such time and (ii) the Commitment Amount. The Borrowers may borrow, prepay pursuant to Section 2.10 and reborrow, from the date of this Agreement until the Revolving Credit Termination Date, the full amount available hereunder or any lesser sum that is at least $100,000 and an integral multiple of $50,000; provided that each Eurodollar Loan shall be in a minimum of $1,000,000 and multiples of $500,000. Any Loan not repaid by the Revolving Credit Termination Date shall be due and payable on the Revolving Credit Termination Date.

     (b) Provided that no Default shall have occurred and be continuing, the Borrowers may convert all or any part (in a minimum amount of $500,000 and multiples of $100,000 for Eurodollar Loans) of any outstanding Loan into a Loan of any other type provided for in this Agreement in the same aggregate principal amount, on any Business Day (which, in the case of a conversion of a Eurodollar Loan, shall be the last day of the Interest Period applicable to such Eurodollar
Loan). The Company shall give the Agent prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 2.2.

     (c) The Borrowers covenant that there will be a period of thirty (30) consecutive days during each period commencing December 15 and ending the following April 30, starting with the period commencing December 15, 1997, during which the principal amount of the Loans outstanding shall not exceed $10,000,000.

     2.2. Notice and Manner of Borrowing or Conversion of Loans  .
          -----------------------------------------------------

     (a) Whenever the Borrowers desire to obtain or continue a Loan hereunder or convert an outstanding Loan into a Loan of another type provided for in this Agreement, the Company shall notify the Agent (which notice shall be irrevocable) by telefax or telephone received no later than 10:00 a.m. Boston time on the Business Day on which the requested Loan is to be made or continued as or converted to a Base Rate Loan and received no later than 10:00 a.m. Boston time on the date three Business Days before the day on which the requested Loan is to be made or continued as or converted to a Eurodollar Loan. Such notice shall specify (i) the effective date and amount of each Loan or portion thereof to be continued or converted, subject to the limitations set forth in Section 2.1, (ii) the interest rate option to be applicable thereto, and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period and Section 2.6). Each such notification (a "Notice of Borrowing or Conversion") shall be immediately followed by a written confirmation thereof by the Company in substantially the form of Exhibit B hereto, provided that if such written
                          ---------         --------
confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall control absent manifest error. The Agent shall give the Lenders notice of each Notice of Borrowing or Conversion in accordance with the Agent's customary practice.

     (b) Subject to the terms and conditions of this Agreement, each Lender shall make available on or before 2:00 p.m. Boston time on the date of each proposed Loan, to the Agent at the Agent's address and in immediately available funds, such Lender's Commitment Percentage of such Loan. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section III, the Agent will credit such funds to the Company's demand deposit account on the date of the proposed Loan.

     (c) Unless the Agent shall have received notice from a Lender prior to the date of any Loan that such Lender will not make available to the Agent such Lender's Commitment Percentage of such Loan, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Loan in accordance with and as provided in this Section 2.2 and the Agent may, in reliance upon such assumption, make available on such date a corresponding amount to the Borrowers. If and to the extent such Lender shall not have so made its Commitment Percentage of such Loan available to the Agent and the Agent shall have made available such corresponding amount to the Borrowers, such Lender agrees to pay to the Agent forthwith on demand, and the Borrowers agree, jointly and severally, to repay to the Agent within two Business Days after demand (but only after demand for payment has first been made to such Lender and such Lender has failed to make such payment), an amount equal to such corresponding amount together with interest thereon for each day from the date the Agent shall make such amount available to the Borrowers until the date such amount is paid or repaid to the Agent, at an interest rate equal to (i) in the case of such Lender the Federal Funds Effective Rate and (ii) in all other respects at the interest rate applicable at the time to such Loans. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan for purposes of this Agreement. If the Borrowers make a repayment required by the foregoing provisions of this Section 2.2(c) and thereafter the applicable Lender or Lenders make the payments to the Agent required by this Section 2.2(c), the Agent shall promptly refund the amount of such payment.

     (d) The failure of any Lender to make the Loan to be made by it on any date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender.

     2.3. Commitment Fee.   The Borrowers, jointly and severally, shall pay to
          --------------
the Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, a commitment fee on the average daily amount of the unborrowed portion of the Commitment Amount during each quarter or portion thereof computed at the Commitment Fee Rate determined in accordance with the Pricing Schedule. Commitment Fees shall be payable quarterly in arrears on the last day of March, June, September and December of each year, beginning September 30, 1997 and on the Revolving Credit Termination Date; provided, however, that the Borrowers shall not be liable to pay any such commitment fees for the account of a Defaulting Lender.

     2.4. Reduction of Commitment Amount.  The Company may from time to time
          ------------------------------
by written notice delivered to the Agent at least seven days prior to the date of the requested reduction, reduce by a minimum amount of $5,000,000 and by integral multiples of $1,000,000 any unborrowed portion of the Commitment Amount. No reduction of the Commitment Amount shall be subject to reinstatement.

     2.5. The Notes.
          ---------

     (a) The Loans shall be evidenced by the Notes executed by the Borrowers, jointly and severally, in favor of each Lender and having a final maturity of the Revolving Credit Termination Date. The Notes shall be dated on or before the date of the first Loan and shall have the blanks therein appropriately completed.

     (b) The Agent shall, and is hereby irrevocably authorized by the Borrowers to, enter in its records appropriate notations evidencing the date and the amount of each Loan, the interest rate applicable thereto and the date and amount of each payment of principal made by the Borrowers with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. No failure on the part of the Agent to make any notation as provided in this subsection (b) shall in any way affect any Loan or the rights or obligations of the Agent, the Lenders or the Borrowers with respect thereto.

     2.6. Duration of Interest Periods.
          ----------------------------

     (a) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a Loan shall be as specified in the applicable Notice of Borrowing or Conversion. The Borrowers shall have the option to elect a subsequent Interest Period to be applicable to such Loan by the Company's giving notice of such election to the Agent received no later than 10:00 a.m. Boston time on the Business Day on which the then applicable Interest Period ends if such Loan is to be continued as or converted to a Base Rate Loan and three Business Days before the end of the then applicable Interest Period if such Loan is to be continued as or converted to a Eurodollar Loan.

     (b) If the Agent does not receive a notice of election of duration of an Interest Period for a Eurodollar Loan pursuant to subsection (a) above within the applicable time limits specified therein, or if, when such notice must be given, a Default exists, the Borrowers shall be deemed to have elected to convert such Loan in whole into a Base Rate Loan on the last day of the then current Interest Period with respect thereto.

     (c) Notwithstanding the foregoing, the Borrowers may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Revolving Credit Termination Date.

     2.7. Interest Rates and Payment of Interest.
          --------------------------------------

     (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate. Such interest shall be payable on the last day of each month, in arrears, commencing, September 30, 1997, and when such Loans are due (whether at maturity, by reason of acceleration or otherwise).

     (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Adjusted Eurodollar Rate plus the Applicable Eurodollar Margin. Such interest shall be payable for such Interest Period on the last day thereof and when such Eurodollar Loan is due (whether at maturity, by reason of acceleration or otherwise) and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. The Borrowers shall not have more than ten Eurodollar Loans outstanding at any time.

     2.8. Changed Circumstances.
          ---------------------

     (a)  In the event that:

          (i) on any date on which the Adjusted Eurodollar Rate would otherwise be set, the Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Interbank Offered Rate, or

          (ii) at any time the Agent shall have determined in good faith (which determination shall be final and conclusive) that:

               (A) the making or continuation of or conversion of any Loan to a Eurodollar Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the Interbank Eurodollar market or (2) compliance by any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

               (B) the Adjusted Eurodollar Rate shall no longer represent the effective cost to the Lenders for U.S. dollar deposits in the Interbank Eurodollar market for deposits in which it regularly participates;

then, and in any such event, the Agent shall forthwith so notify the Company thereof. Until the Agent notifies the Company that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders and the Agent to allow selection by the Borrowers of a Eurodollar Loan affected by the contingencies described in this Section 2.8(a) (herein called "Affected Loans")
                                                               --------------
shall be suspended. If at the time the Agent so notifies the Company, the Company has previously given the Agent a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be void and the Borrowers may borrow Loans of a non-affected type by giving a substitute Notice of Borrowing or Conversion Pursuant to Section 2.2 hereof.

     Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the Company shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.13, and may borrow a Loan of another type in accordance with Section 2.1 hereof by giving a Notice of Borrowing or Conversion pursuant to Section 2.2 hereof.

     (b) In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

          (i) subjects any Lender to any tax not in effect on the date hereof with respect to payments of principal or interest or any other amounts payable hereunder by the Company or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Lender imposed by the United States of America or any political subdivision thereof), or

          (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, any Lender (other than such requirements as are already included in the determination of the Adjusted Eurodollar Rate), or

          (iii) imposes upon any Lender any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to such Lender, reduce the income receivable by such Lender or impose any expense upon such Lender with respect to any outstanding Eurodollar Loans, such Lender shall notify the Company thereof. The Borrowers, jointly and severally, agrees to pay to such Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Lender of a statement in the amount and setting forth such Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error.

     2.9.  Capital Requirements.  If after the date hereof any Lender
           --------------------
determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender or such holding company's capital as a consequence of such Lender's commitment to make Loans hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any material amount, then such Lender shall notify the Company thereof. The Borrowers, jointly and severally, agree to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement in the amount and setting forth such Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

     2.10. Payments and Prepayments of the Loans.
           -------------------------------------

     (a) The Borrowers may make prepayments to the Agent, for the ratable accounts of the Lenders, of outstanding Eurodollar Loans in amounts not less than $1,000,000 and in multiples of $500,000, without premium or penalty, on the last day of any Interest Period applicable thereto, upon three (3) Business Days' notice to the Agent. The Borrowers may make prepayments to the Agent, for the ratable accounts of the Lenders, of Base Rate Loans at any time in amounts not less than $100,000 and in multiples of $50,000, without premium or penalty, upon one Business Day's notice to the Agent. Any interest accrued on the amounts so prepaid to the date of such payment must be paid at the time of any such payment. No prepayment of the Revolving Loans during the Revolving Credit Period shall affect the Commitment Amount or impair the Borrowers' right to borrow as set forth in Section 2.1.

     (b) If at any time the sum of (i) the aggregate principal amount of outstanding Loans and (ii) the stated amount of the outstanding Letters of Credit exceeds the lesser of (A) the Borrowing Base in effect at such time or
(B) the Commitment Amount, the Borrowers, jointly and severally, shall immediately repay to the Agent for the ratable accounts of the Lenders a principal amount of Loans equal to such excess.

     2.11. Method of Payment.  All payments and prepayments of principal and
           -----------------
all payments of interest shall be made by the Company, on behalf of itself and Stores, or by any of the Borrowers, to the Agent at 100 Federal Street, Boston, Massachusetts in immediately available funds, on or before 11:00 a.m. (Boston time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. The Agent and the Lenders may, and the Borrowers hereby authorize the Agent and the Lenders to, debit the amount of any payment not made by such time to the demand deposit account of any Borrower with the Agent or such Lender. The Agent will, after its receipt thereof, distribute like funds relating to the payment of principal, interest or any other amounts payable hereunder ratably to the Lenders in accordance with their respective Commitment Percentages. Any payment made by the Borrowers to the Agent under this Agreement or under the Notes in the manner provided in this Agreement shall be deemed to be a payment to each of the respective Lenders, unless the provisions of this Agreement expressly provide that any such payment shall be solely for the account of the Agent or any specific Lender.

     2.12. Default Interest.  Upon the concurrence and during the continuance
           ----------------
of any Default, the Borrowers, jointly and severally, on demand, shall pay to the Agent for the account of the Lenders interest on the unpaid principal balance of the Loans and the Swing Line Loans, and, to the extent permitted by applicable law, on any overdue interest and fees or any other amounts payable hereunder or under the Notes and the Swing Line Notes, at a rate per annum equal to two percent (2%) above the rate then applicable to Base Rate Loans, which interest shall be compounded monthly and payable on demand.

     2.13. Payments Not at End of Interest Period.  If the Borrowers for any
           --------------------------------------
reason make any payment of principal with respect to any Eurodollar Loan on any day other than the last day of an Interest Period applicable to such Eurodollar Loan, or fail to borrow or continue or convert to a Eurodollar Loan after giving a Notice of Borrowing or Conversion Pursuant to Section 2.2, or if any Eurodollar Loan is accelerated pursuant to Section 7.2(b), the Borrowers, jointly and severally, shall pay to the Agent, for the ratable accounts of the Lenders, an amount computed pursuant to the following formula.

                              L = (R - T) x P x D
                                  ---------------
                                        360

     L  =  amount payable to the Agent for the ratable accounts of the Lenders
     R  =  interest rate on such Loan
     T = effective interest rate per annum at which any readily marketable bond or other obligation of the United States, selected at the Agent's sole discretion, maturing on or near the last day of the then applicable Interest Period of such Loan and in approximately the same amount as such Loan can be purchased by the Agent on the day of such payment of principal or failure to borrow or continue or convert
     P  =  the amount of principal prepaid or the amount of the requested Loan
     D = the number of days remaining in the Interest Period as of the date of such payment or the number of days of the requested Interest Period

The Borrowers, jointly and severally, shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto.

     2.14. Computation of Interest and Fees.  Interest and all fees payable
           --------------------------------
hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due, except for interest on Base Rate Loans which shall be computed daily on a basis of a year of 365 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (a) of the definition of Interest Period), and such extension shall be included in computing interest in connection with such payment.

     2.15. Sharing of Payments.  If any Lender shall obtain any payment (whether
           -------------------
voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share (according to the then outstanding principal amount of the Loans) of payments on account of the Loans obtained by all the Lenders, such Lender shall purchase from the other Lenders such participations in the Loans held by such other Lenders as shall cause such purchasing Lender to share such payment ratably according to the then outstanding principal amount of the Loans with each of such other Lenders; provided, however, that if all or any portion of such
                    --------  -------
payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, with interest at an interest rate per annum equal to the Base Rate. The Borrowers, jointly and severally, agree that any Lender so purchasing a participation in the Loans from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation.

     2.16. Letter of Credit Facility.
           -------------------------

           2.16.1. The Letters of Credit.  Subject to the terms and conditions
                   ---------------------
hereof, including satisfaction of the conditions set forth in Section 3.2 hereof, and provided no Default has occurred and that the Agent is generally issuing letters of credit for the account of customers in its ordinary banking business, the Agent agrees upon the request of the Company pursuant to Section
2.16.2 hereof, to issue Letters of Credit, provided that: (a) the outstanding stated amount of the Letters of Credit shall not exceed the Maximum Letter of Credit Amount; (b) the sum of (i) the outstanding stated amount of all Letters of Credit and (ii) the aggregate principal amount of an outstanding Loans shall not exceed the lesser of (A) the Borrowing Base and (B) the Commitment Amount; and (c) each Letter of Credit shall expire on or before the earlier of ten (10) days prior to the Revolving Credit Termination Date or 360 days after issuance thereof.

           2.16.2. Issuing a Letter of Credit.  The Company may request that the
                   --------------------------
Agent issue a Letter of Credit by written notice (the "L/C Notice") given to the Agent not less than two (2) Business Days prior to the proposed date of issuance of such Letter of Credit. The L/C Notice shall specify the proposed date of issuance and the beneficiary and amount of such Letter of Credit, and shall be accompanied by a letter of credit application completed to the satisfaction of, and with such amendments and modifications as may be deemed necessary by, the Agent.

           2.16.3. Letter of Credit Participations.
                   -------------------------------

           (a) The Agent shall notify the Lenders on a monthly basis, reporting the issuance or any amendment or extension of any Letter of Credit. Immediately upon the issuance by the Agent of any Letter of Credit, the Agent shall be deemed to have sold to each Lender (each such Lender, in its capacity under this Section 2.16.3, an "L/C Participant"), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Agent, without recourse or warranty, an undivided interest and participation (each an "L/C Participation") to the extent of such L/C Participant's Commitment Percentage, in such Letter of Credit, any substitute Letter of Credit, each draw made thereunder and the obligations of the Borrowers under the Lender Agreements with respect thereto, and any security therefor or guaranty pertaining thereto.

           (b) In determining whether to pay under any Letter of Credit, the Agent shall have no obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted to be taken in the absence of gross negligence or willful misconduct, shall not create for the Agent any resulting liability.

           2.16.4. Reimbursement and Other Payments.
                   --------------------------------

           (a) The Borrowers, jointly and severally, hereby agree to pay to the Agent, for the ratable accounts of the Lenders, on the date on which the Agent shall be required to pay any draft presented under any Letter of Credit, a sum (the "Reimbursement Amount") equal to: (i) the amount so paid under such Letter of Credit, plus (ii) interest on any amount remaining unpaid by the Borrowers to the Lenders under clause (i) from and including the date on which such amount becomes payable pursuant to clause (i) until payment in full, payable on demand, at a per annum rate of interest equal to the rate applicable to Loans under Section 2.7 (a) plus any additional interest under Section 2.12. If the Borrowers shall fail to pay to the Agent the Reimbursement Amount on the date on which the Agent shall be required to pay any draft presented under any Letter of Credit, the Agent shall, to the extent the Borrowers have availability to request a Loan, consider such failure to be a request for a Loan in the amount of the Reimbursement Amount. In the event any such Loan is made pursuant to this Section 2.16.4(a), the Agent shall notify each Lender of such Lender's Commitment Percentage of such Loan, and such Lender shall make available promptly to the Agent the corresponding amount of such Loan, all in accordance with Section 2.2 hereof. The Borrowers, jointly and severally, agree that the Agent may make any such Loan, and each Lender agrees to deliver such Lender's Commitment Percentage of such Loan, even if the making of such Loan causes the outstanding balance of all Loans to exceed the limits set forth in Section 2.1 hereof, and the Borrowers further agree that the making of such Loan by the Agent in excess of the limits set forth in Section 2.1 hereof shall constitute an automatic Default under Section VII, entitling the Agent and the Lenders to exercise all rights and remedies available to them under the Lender Agreements and applicable law.

           (b) The Borrowers shall, jointly and severally, quarterly in arrears on the last day of each calendar quarter for the calendar quarter ending on such date, pay a fee (in each case, a "Letter of Credit Fee") to the Agent in respect of each Letter of Credit issued, extended or renewed at the request of Borrowers equal to the face amount of each Letter of Credit multiplied by the Letter of Credit Fee Rate per annum. The Agent shall, in turn, remit to each Lender its pro rata portion of such Letter of Credit Fee. In addition, the
           --- ----
Borrowers shall, jointly and severally, pay to the Agent, for its own account,
(a) on standby Letters of Credit, a fronting fee equal to 1/8% per annum of the stated amount, payable quarterly in arrears, and (b) on the date of issuance, or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Agent, the Agent's standard issuance, processing, negotiation, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities.

           (c) If prior to the time a Loan would have otherwise been made pursuant to Section 2.16.4(a) one of the events described in Section 7.1(g) or
(h) shall have occurred and be continuing, each Lender shall, on the date such Loan was to have been made pursuant to the provisions of paragraph (a) above (the "Reimbursement Date"), purchase an undivided participating interest in an amount equal to (i) its Commitment Percentage times (ii) the aggregate principal amount of the Reimbursement Amount then outstanding which was to have been repaid with such Loan (the "Letter of Credit Participation Amount"). On the Reimbursement Date, each Lender shall transfer to the Agent, in immediately available funds, such Lender's Letter of Credit Participation Amount and upon receipt thereof the Agent shall deliver to such Lender a Letter of Credit Loan Participation Certificate dated the date of the Lender's receipt of such funds and in such Letter of Credit Participation Amount.


           2.16.5.  Obligations Absolute.  The obligations of the Borrowers with
                    --------------------
respect to the Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

           (a) any lack of validity or enforceability of the Letters of Credit or this Agreement;

           (b) any amendment or waiver of or any consent to or actual departure from this Agreement;

           (c) the existence of any claim, set-off, defense or other right which the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for which any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in any other agreements or any unrelated transaction;

           (d) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (e) payment by the Agent under a Letter of Credit against presentation by the beneficiary thereof of a draft or certificate which does not comply with the terms of such Letter of Credit; or

           (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

           The obligations of the Borrower under this Section 2.16.5 shall not limit any rights or claims of the Borrowers under Section 2.16.6 or 2.16.8 hereof.

           2.16.6.  The Uniform Customs and Practice.  The Uniform Customs and
                    --------------------------------
Practice for Documentary Credits (ICC Publication No. 500) shall be binding on the Borrowers and the Agent. The Borrowers assume all risks of the acts or omissions of the beneficiary of each Letter of Credit with respect to such Letter of Credit. In furtherance of, and not in limitation of the Agent's rights and powers under the Uniform Customs and Practice, but subject to all other provisions of this Section 2.16.6, it is understood and agreed that the Agent shall not have any liability for, and that the Borrowers assume all responsibility for: (a) the genuineness of any signature; (b) the form, correctness, validity, sufficiency, genuineness, falsification and legal effect of any draft, certification or other document required by a Letter of Credit or the authority of the person signing the same; (c) the failure of any instrument to bear any reference or adequate reference to a Letter of Credit or the failure of any persons to note the amount of any instrument on the reverse of a Letter of Credit or to surrender a Letter of Credit or otherwise to comply with the terms and conditions of a Letter of Credit; (d) the good faith or acts of any person other than the Agent and its agents and employees; (e) the existence, form, sufficiency or breach of or default under any agreement or instrument of any nature whatsoever; (f) any delay in giving or failure to give any notice, demand or protest; and (g) any error, omission, delay in or nondelivery of any notice or other communication, however sent. The determination as to whether the required documents are presented prior to the expiration of a Letter of Credit and whether such other documents are in proper and sufficient form for compliance with a Letter of Credit shall be made by the Agent in its sole discretion, which determination shall be conclusive and binding upon the Borrowers. It is agreed that the Agent may honor, as complying with the terms of the Letters of Credit and this Agreement, any documents otherwise in order and signed or issued by the beneficiary thereof. Any action, inaction or omission on the part of the Agent under or in connection with the Letters of Credit or any related instruments or documents, if in good faith and in conformity with such laws, regulations or commercial or banking customs as the Agent may reasonably deem to be applicable, shall be binding upon the Borrowers, shall not place the Agent or the Lenders under any liability to the Borrowers, and shall not affect, impair or prevent the vesting of any of the Agent's or the Lenders' rights or powers hereunder or the Borrowers' obligation to make full reimbursement.

           2.16.7.  Modification, Consent, etc.  If the Borrowers, either in
                    --------------------------
writing or orally, request or consent to any modification or extension of a Letter of Credit or waives failure of any draft, certificate or other documents to comply with the terms of a Letter of Credit, the Agent shall be entitled to rely and shall be deemed to have relied on such request, consent or waiver with respect to any action taken or omitted by the Agent pursuant to any such request, consent or waiver, and such extension, modification or waiver shall be binding upon the Borrowers.

           2.16.8.  Liability of the Agent and the Lenders.  Neither the Agent,
                    --------------------------------------
the Lenders nor any of their officers or directors shall be liable or responsible for: (a) the use which may be made of the Letters of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Agent against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to a Letter of Credit; or (d) any other circumstances whatsoever in making or failure to make payment under a Letter of Credit, except that notwithstanding anything in this Section 2.16.8 to the contrary, the Borrowers shall have a claim against the Agent, and the Agent shall be liable to the Borrowers, to the extent but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrowers which were caused by the Agent's failure to conform to the standards of the Uniform Customs and Practice. In furtherance and not in limitation of the foregoing, the Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Nothing contained in this Section 2.16.8 shall affect the Agent's responsibilities under Section 2.16.6.

           2.16.9.  Outstanding Letters of Credit.  As of the date of this
                    -----------------------------
Agreement, certain letters of credit are outstanding from BKB for the account of the Company under the 1996 Credit Agreement, which letters of credit are described on Schedule 2.16.9. hereto. The parties hereto acknowledge and agree that upon execution of this Agreement, all letters of credit described on
Schedule 2.16.9. hereto shall automatically be deemed to be Letters of Credit hereunder without the necessity of any further action on the part of the Company, the Lenders or the Agent.

      2.17 Swing Line Commitment.  Subject to the terms and conditions hereof,
           ---------------------
BankBoston, N.A. (in such capacity, the "Swing Line Lender") agrees to make available to the

Borrowers a portion of the credit otherwise available to the Borrowers hereunder from time to time prior to the Revolving Credit Termination Date by making swing line loans ("Swing Line Loans") to the Borrowers, jointly and severally, in an aggregate principal amount not to exceed at any one time outstanding the Swing Line Commitment; provided that (a) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Loans hereunder, may exceed the Swing Line Commitment then in effect) and (b) the Borrowers shall not request, and the Swing Line Lender shall not be obligated to make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Loans, the Swing Line Loans and the stated amount of all Letters of Credit exceed the lesser of the Borrowing Base in effect at such time and the Commitment Amount. Prior to the Revolving Credit Termination Date, the Borrowers may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only. The Borrowers may use the proceeds of Revolving Credit Advances from time to time to repay any outstanding Swing Line Loans. The Borrowers, jointly and severally, shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date. On the Closing Date, the Borrowers shall deliver to the Swing Line Lender a Swing Line Note to evidence the Swing Line Loans from time to time made by the Swing Line Lender to the Borrowers hereunder.

     2.18  Procedure for Swing Line Borrowing; Interest on Swing Line Loans.
           ----------------------------------------------------------------
Whenever the Borrowers desire that the Swing Line Lender make Swing Line Loans under Section 2.18, the Company shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., Boston time, on the proposed borrowing date), specifying (a) the amount to be borrowed and, (b) the requested borrowing date (which shall be a Business Day prior to the Revolving Credit Termination Date); and not later than 3:00 P.M., Boston time, on the borrowing date specified in the notice in respect of Swing Line Loans, the Swing Line Lender shall make the proceeds of such Swing Line Loan available to the Company, as agent for the Borrowers on such borrowing date in accordance with the instructions of the Company. The Borrowers, jointly and severally, shall pay interest on the unpaid balance of the Swing Line Loans from time to time outstanding at a per annum rate equal to the Base Rate. Interest on the Swing Line Loans shall be payable monthly in arrears on the last day of each month, commencing September 30, 1997 and continuing until all of the Indebtedness of the Borrowers to the Swing Line Lender hereunder shall have been paid in full.

     2.19  Refunded Swing Line Loans; Swing Line Loan Participations.  (a) The
           ---------------------------------------------------------
Swing Line Lender, at any time and from time to time in its sole and absolute discretion, but in any event at least once every fourteen days, may, on behalf of the Borrowers (which hereby irrevocably direct the Swing Line Lender to act on their behalf) on one Business Day's notice given by the Swing Line Lender no later than 12:00 noon, Boston time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Credit Advance in an amount equal to such Lender's Commitment Percentage of the aggregate amount of the Swing Line

Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Unless any of the events described in Section 7.1(g) or (h) shall have occurred and be continuing (in which case the procedures of Section 2.19(c) shall apply), each Lender shall make the amount of such Revolving Credit Advance available to the Agent at its office in immediately available funds, not later than 10:00 A.M., Boston time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Advances shall be immediately applied by the Swing Line Lender to repay the Refunded Swing Line Loans. Effective on the day such Revolving Credit Advances are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall be outstanding as Revolving Credit Advances and owed to the Lenders in accordance with their respective Commitment Percentages. The Borrowers irrevocably authorize the Swing Line Lender to charge the Borrowers' accounts with the Agent (up to the amount available in each such account) to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

           (b) The making of any Swing Line Loan hereunder shall be subject to the satisfaction of the applicable conditions precedent thereto set forth in
Section 3.2. The Swing Line Lender shall notify the Company of its election not to make Swing Line Loans hereunder as a result of the failure to satisfy such conditions precedent, unless an Event of Default of the type specified in
Section 7.1(g) or (h) shall have occurred and be continuing.

           (c) If prior to the time a Revolving Credit Advance would have otherwise been made pursuant to Section 2.2(a) one of the events described in
Section 7.1(g) or (h) shall have occurred and be continuing, each Lender shall, on the date such Revolving Credit Advance was to have been made pursuant to the notice referred to in Section 2.19(a) (the "Refunding Date"), purchase an undivided participating interest in an amount equal to (i) its Commitment Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Advances (the "Swing Line Participation Amount"). On the Refunding Date, each Lender shall transfer to the Swing Line Lender, in immediately available funds, such Lender's Swing Line Participation Amount and upon receipt thereof the Swing Line Lender shall deliver to such Lender a Swing Line Loan Participation Certificate dated the date of the Swing Line Lender's receipt of such funds and in such Swing Line Participation Amount.

           (d) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided however, that in the event that such payment received by the Swing Line Lender is required to be returned, such

Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

           (e)    Each Lender's obligation to make the Loans referred to in
Section 2.19(a) and to purchase participating interest pursuant to Section 2.19(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrowers may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in
Section 3.2; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers; (iv) any breach of this Agreement or any other Lender Agreement by the Borrowers or any other Lender; or (v) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing.

     2.20. Use of Proceeds.  The proceeds of all Loans and Swing Line Loans
           ---------------
shall be used by the Borrowers as follows: (a) the initial Revolving Credit Loans shall be used to repay in full all amounts outstanding under the 1996 Credit Agreement, and (b) all future Revolving Credit Advances and all Swing Line Loans shall be used for general working capital and other general corporate purposes, including repurchases of stock of the Parent permitted hereunder.

     2.21. Guaranty of Parent.  The Parent hereby unconditionally guaranties
           ------------------
to the Agent and the Lenders the prompt payment and performance of (a) all liabilities and obligations and Indebtedness, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of the Borrowers and the Brookstone Subsidiaries (including without limitation, costs and expenses incurred by the Agent and the Lenders in attempting to collect or enforce any of the foregoing), accrued in each case to the date of payment, and (b) the performance of all other agreements, covenants and conditions of the Borrowers and the Brookstone Subsidiaries with respect thereto set forth in this Agreement and all other Lender Agreements. The responsibilities and obligations of the Borrowers and the Brookstone Subsidiaries to the Agent and the Lenders described in the preceding sentence are hereinafter referred to collectively as the "Guaranteed Obligations." The guaranty pursuant to this Section 2.21 is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Borrowers and the Brookstone Subsidiaries of the Guaranteed Obligations and not of collectability of the Guaranteed Obligations, and is in no way conditioned upon any requirement that the Agent or the Lenders first attempt to collect any of the Guaranteed Obligations from the Borrowers and the Brookstone Subsidiaries or resort to any security or other means of obtaining payment of any of the Guaranteed Obligations which the Agent or the Lenders now has or may acquire after the date hereof, or upon any other contingency whatsoever. Upon any default by the Borrowers or the Brookstone Subsidiaries in the full and punctual payment and performance of the Guaranteed Obligations, the liabilities and obligations of the Parent hereunder shall, at the option of the Agent, become forthwith due and payable to the Agent and the Lenders without demand or notice of any nature, all of which are expressly waived by the Parent. Payments by the Parent under this Section 2.21 may be required by the Agent or the Lenders on any number of occasions. The Parent waives presentment, demand, protest, notice of acceptance, notice of Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrowers and the Brookstone Subsidiaries, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Parent agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Guaranteed Obligations and agrees that the obligations of the Parent hereunder shall not be released or discharged, in whole or in part, or otherwise affected by any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing securing or otherwise executed in connection with any Guaranteed Obligation. Until the payment and performance in full of all Guaranteed Obligations and any and all obligations of the Borrowers and the Brookstone Subsidiaries to any affiliate of the Agent or the Lenders, the Parent shall not exercise any rights against the Borrowers and the Brookstone Subsidiaries arising as a result of payment by the Parent hereunder, by way of subrogation or otherwise. The payment of any amounts due with respect to any indebtedness of the Borrowers and the Brookstone Subsidiaries now or hereafter held by the Parent is hereby subordinated to the prior payment in full of the Guaranteed Obligations.

     2.22  Replacement of Lenders.  If any Lender (an "Affected Lender")
           ----------------------
defaults in its obligation to make Loans, in accordance with the terms of this Agreement, the Borrowers may, within ninety (90) days of receipt of notice of such default, by notice (a "Replacement Notice") in writing to the Agent and such Affected Lender (a) request the Affected Lender to cooperate with such Borrowers in obtaining a replacement bank satisfactory to the Agent and such Borrowers (the "Replacement Lender"); (b) request the non-Affected Lenders to acquire and assume all of the Affected Lender's Loans and Commitment Percentage, as provided herein, but none of such Lenders shall be under an obligation to do so; or (c) designate a Replacement Lender reasonably satisfactory to the Agent (which shall be deemed to be satisfactory if a Successor Lender). If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Loans and Commitment Percentage, then such Affected Lender shall assign, in accordance with Section 9.2, all of its Commitment Percentage, Loans, Notes and other rights and obligations under this Agreement and all other Loan Agreements to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; provided, however, that prior to any such
                                    --------  -------
assignment, such Borrower shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under this Agreement. Upon the effective date of such assignment, such Borrower shall issue replacement Notes to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Agreements.

                                  SECTION III
                                  -----------

                   CONDITIONS OF LOANS AND LETTERS OF CREDIT
                   -----------------------------------------

     3.1.  Conditions Precedent to Initial Loan.  The obligation of the Lenders
           ------------------------------------
to make the initial Loan is subject to the condition precedent that the Agent shall have received, in form and substance satisfactory to the Agent and its counsel, the following:

     (a)   this Agreement and the Notes, duly executed by the Borrowers;

     (b)   the Subsidiary Guaranty duly executed by the Brookstone Subsidiaries;

     (c)   the Subordination Agreement, duly executed by Stores and the Company;

     (d) certificates of the Secretary or an Assistant Secretary of the Parent, each Borrower and each of the Brookstone Subsidiaries with respect to resolutions of the Boards of Directors authorizing the execution and delivery of this Agreement, the Notes, the Subsidiary Guaranty and the Subordination Agreement and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officers;

     (e) certificates of incorporation of the Parent, each Borrower and each of the Brookstone Subsidiaries and all amendments and supplements thereto, filed in the office of the Secretaries of State of Delaware and New Hampshire, respectively, each certified by said Secretaries of State as being a true and correct copy thereof;

     (f) the Bylaws of the Parent, each Borrower, and each of the Brookstone Subsidiaries and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary of the Parent, each Borrower, and each of the Brookstone Subsidiaries respectively as being a true and correct copy thereof;

     (g) certificates of the Secretaries of State of those jurisdictions where each Borrower, and each of the Brookstone Subsidiaries owns or leases real property, as to legal existence and good standing of each Borrower, and each of the Brookstone Subsidiaries in such states;

     (h) an opinion addressed to it from Cook, Little, Rosenblatt & Manson, p.l.l.c., counsel to the Parent, each Borrower, and each of the Brookstone Subsidiaries, substantially in the form of Exhibit H hereto;
                                           ---------

     (i) certified copies of the Master Assignment, the Master Sublease Agreement and the Subsidiary Inventory Security Agreement, and evidence of the perfection of the first security interest created thereunder in favor of the Company in all locations in which any inventory of Stores is located;

     (j) payment to the Agent of all amounts due the Agent pursuant to the letter agreement between the Borrowers and the Agent dated July 29, 1997;

     (k) payment to BankBoston, N.A. of all accrued commitment fees under the 1996 Credit Agreement; and

     (l) such other documents, and completion of such other matters, as counsel for the Agent may reasonably deem necessary or appropriate.

     3.2.  Conditions Precedent to All Loans and Letters of Credit.  The
           -------------------------------------------------------
Lenders' obligation to make each Loan, including the initial Loan, or continue or convert Loans to Loans of another type, or issue or extend any Letter of Credit, are further subject to the following conditions:

     (a) timely receipt by the Agent of the Notice of Borrowing or Conversion as provided in Section 2.2 or an L/C Notice as provided in Section 2.16.2;

     (b) (i) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion or L/C Notice and on the effective date of the making, continuation or conversion of each Loan or issuance or extension of each Letter of Credit as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), (ii) the sum of (A) the aggregate principal amount of outstanding Loans and (B) the stated amount of the outstanding Letters of Credit, after the making, continuation or conversion of such Loan or issuance or extension of such Letter of Credit, will not exceed the lesser of (x) the Borrowing Base in effect as of the end of the Borrowers' previous fiscal month or (y) the Commitment Amount, and (iii) no Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;

     (c) the resolutions referred to in Section 3.1(d) shall remain in full force and effect; and

     (d) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for any Lender, would make it illegal or against the policy of any governmental agency or authority for any Lender to make Loans or issue Letters of Credit hereunder.

     The making of each Loan and issuance or extension of each Letter of Credit shall be deemed to be a representation and warranty by the Company on the date of the making, continuation or conversion of such Loan or issuance or extension of such Letter of Credit as to the accuracy of the facts referred to in subsection (b) of this Section 3.2.

                                  SECTION IV
                                  ----------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     In order to induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans hereunder, the Parent and the Borrowers represent and warrant to the Agent and the Lenders that:

     4.1. Organization and Qualification.  Each of the Parent and its
          ------------------------------
Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification, except to the extent any such failure to be duly qualified or in good standing does not have a material adverse effect on the business or financial condition of the Parent and its Subsidiaries considered as a whole.

     4.2. Corporate Authority.  The execution, delivery and performance of
          -------------------
this Agreement and the Notes and the transactions contemplated hereby are within the corporate power and authority of the Parent and the Borrowers and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of the Parent and the Borrowers, (b) contravene any provision of the charter documents or by-laws of the Parent and the Borrowers or any law, rule or regulation applicable to the Parent and the Borrowers, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Parent and the Borrowers, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Parent and the Borrowers.

     4.3. Valid Obligations.  This Agreement and the Notes and all of their
          -----------------
respective terms and provisions are the legal, valid and binding obligations of the Parent and the Borrowers, with respect to this Agreement, and the Borrowers, with respect to the Notes, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     4.4. Consents or Approvals.  The execution, delivery and performance of
          ---------------------
this Agreement and the Notes and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

     4.5. Title to Properties; Absence of Encumbrances.  Each of the Parent
          --------------------------------------------
and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now used in the conduct of its business, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances or those Encumbrances disclosed in Exhibit C hereto, and,
                                                          ---------
except as so disclosed, free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole.

     4.6. Financial Statements.  The Parent has furnished to the Lenders its
          --------------------
consolidated balance sheet as of February 1, 1997 and its consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by Price Waterhouse. The Parent has also furnished to the Lenders its consolidated balance sheet as of May 3, 1997 and its consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal quarter then ended, certified by the principal financial officer of the Parent but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly the financial position of the Parent and its Subsidiaries as of such dates and the results of the operations of the Parent and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, not disclosed in such financial statements or in Exhibit C hereto that involve a material amount. There has been no
      ---------
material adverse change in the properties, assets or condition, financial or otherwise, of the Parent and its Subsidiaries since May 3, 1997.

     4.7. Defaults.  No Default exists.
          --------

     4.8. Taxes.  The Parent and each Subsidiary have filed all federal, state
          -----
and other tax returns or appropriate extensions required to be filed, and all taxes, assessments and other governmental charges due from the Parent and each Subsidiary have been fully paid, except for immaterial amounts which are being contested by appropriate proceedings. The Parent and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

     4.9. Litigation.  Except as set forth on Exhibit D hereto, there is no
          ----------                          ---------
litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Parent's or any Subsidiary's officers, threatened, against the Parent or any Subsidiary that, if adversely determined, could result in a material judgment not fully covered by insurance, could result in a forfeiture of all or any substantial part of the property of the Parent or its Subsidiaries, or could otherwise have a material adverse effect on the assets, business or prospects of the Parent or any Subsidiary.

     4.10.  Use of Proceeds.  Following the application of the proceeds of
            ---------------
each Loan, the value of all "margin stock" as such term is used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224, as amended, of the Parent will not exceed 25% of the value of the total assets of the Parent that are subject to the restrictions set forth in Section
6.5 and 6.6.

     4.11.  Subsidiaries.  All the Subsidiaries of the Parent are listed on
            ------------
Exhibit E hereto.  The Parent or a Subsidiary of the Parent is the owner, free
---------
and clear of all liens and encumbrances, of all of the issued and outstanding stock of each Subsidiary, except with respect to Properties which has issued stock to other shareholders as described on Exhibit E hereto. All shares of
                                            ---------
such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding. Brookstone Realty, Inc. conducts no business and owns no property, assets or rights of any name or nature.

     4.12.  Investment Company Act.  Neither the Parent nor any of its
            ----------------------
Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

     4.13.  Compliance with ERISA.  Except as disclosed on Schedule 4.13, the
            ---------------------
Parent and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

     4.14.  Environmental Matters.
            ---------------------

     (a) The Parent and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of the Parent and its Subsidiaries. The Parent and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of the Parent and its Subsidiaries.

     (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Parent or any Subsidiary, threatened by any governmental or other entity with respect to any alleged failure by the Parent or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials, except to the extent that such notice, complaint, penalty or investigation did not or could not result in the remediation of any property owned or used by the Parent or any of its Subsidiaries costing in excess of $100,000 per occurrence or $500,000 in the aggregate.

     (c) To the best of the knowledge of the Parent or any Subsidiary, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Parent or any of its Subsidiaries and no property now or previously owned, leased or used by the Parent or any of its Subsidiaries is listed or proposed for listing on The National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

     (d) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, or to the best knowledge of the Parent and their Subsidiaries, any real property leased or used, by the Parent or any of its Subsidiaries and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which the Parent or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

     (e) Neither Parent nor any of its Subsidiaries nor, to the best knowledge of the Parent or any Subsidiary but without conducting any special investigation, any previous owner, tenant, occupant or user of any property owned, leased or used by the Parent or any of its Subsidiaries has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws; nor to the best knowledge of the Parent, but without conducting any special investigation, have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of the Parent or any Subsidiary, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws.

     4.15.  Liabilities of Stores.  Stores has no indebtedness, liabilities or
            ---------------------
other obligations of any kind, direct or contingent, whether required to be reflected on a balance sheet or not, other than Permitted Subsidiary Liabilities. Stores is not a party to any contract, agreement or other undertaking with any party other than the Company, except for the Master Sublease Agreement, the Master Assignment and the Lender Agreements.

     4.16.  Subleased Properties.  A list of the Subleased Properties is
            --------------------
attached hereto as Schedule 4.16A. The lease for each of such Subleased Properties was entered into by Brookstone Properties, Inc., the Company, or Stores as tenant; if entered into by the Company, the Company has assigned its rights, but not its obligations, under each such lease to Brookstone Properties, Inc. pursuant to the Master Assignment; the landlord of each such Subleased Property has consented, if consent is required, to the Master Assignment and Master Sublease; the execution and delivery of the Master Sublease and the Subordination Agreements do not constitute a default, or require consent from a landlord (except for consents which have been received and any other consents described on Schedule 4.16B) under any lease for any Subleased Property; if entered into by Stores the Subleased Property subject thereto is a temporary location for 1997 the term of which does not exceed one (1) year (a "1997 Temporary Store Location") and no landlord of any Subleased Property, other than a 1997 Temporary Store Location, has any claims against Stores for any rent or other amounts due under any lease for the Subleased Properties.


                                   SECTION V
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

     So long as the Lenders have any commitment to make Loans or issue Letters of Credit hereunder or any Loan or other Obligation remains outstanding, the Parent and the Borrowers covenant, jointly and severally, as follows:

     5.1. Financial Statements and other Reporting Requirements.  The Parent
          -----------------------------------------------------
shall furnish to the Agent and to each Lender:

     (a) as soon as available to the Parent, but in any event within 90 days after the end of each of its fiscal years, a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statement of income, changes in stockholders' equity and cash flow for, such year, audited and certified by Price Waterhouse LLP (or other independent certified public accountants acceptable to the Agent and the Lenders) in the case of such consolidated statements, and certified by the chief financial officer in the case of such consolidating statements; and, concurrently with such financial statements, a copy of said certified public accountants' management report and a written statement by such accountants that, in the making of the audit necessary for their report and opinion upon such financial statements they have obtained no knowledge of any Default set out in Sections 5.7, 5.8, 5.9,

6.1 and 6.10 or, if in the opinion of such accountants any such Default exists, they shall disclose in such written statement the nature and status thereof;

     (b) as soon as available to the Parent, but in any event within 45 days after the end of each of its fiscal quarters, a consolidated balance sheet as of the end of, and a related consolidated statement of income and cash flow for, the period then ended, certified by the principal financial officer of the Parent but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

     (c) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of Exhibit F hereto signed on behalf of the Parent by its chief financial
   ---------
officer;

     (d) within 10 business days after the end of each fiscal month, a report in substantially the form of Exhibit G hereto signed on behalf of the Borrowers by
                          ---------
their chief financial officers;

     (e) promptly after the receipt thereof by the Parent, copies of any reports submitted to the Parent by independent public accountants in connection with any interim review of the accounts of the Parent made by such accountants;

     (f) promptly after the same are available, copies of all proxy statements, financial statements and reports as the Parent shall send to its stockholders or as the Parent may file with the Securities and Exchange Commission or any governmental authority (excluding tax returns, except on request) at any time having jurisdiction over the Parent or its Subsidiaries;

     (g) if and when the Parent, or any Borrower gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the Plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

     (h) immediately upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

     (i) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Parent or any of its Subsidiaries of which it has notice, the outcome of which would or might have a materially adverse effect on the assets, business or prospects of the Parent and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto;

     (j) promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Parent or any of its Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof and the action being or proposed to be taken with respect thereto;

     (k) within 45 days after the beginning of each fiscal year, budgets for the Parent and its Subsidiaries for such fiscal year, on a quarter-by-quarter basis and in such detail as the Agent may reasonably request; and

     (l) from time to time, such other financial data and information about the Parent or its Subsidiaries as the Agent or the Lenders may reasonably request.

     5.2. Conduct of Business.  Each of the Parent and its Subsidiaries shall:
          -------------------

     (a) duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

     (b) maintain its corporate existence; and

     (c) remain engaged substantially in its existing business -- the Parent will continue to be a holding company, conducting no business, incurring no Indebtedness (other than as permitted under Section 6.1(d) and 6.2(f)) and holding no assets other than 100% of the stock of the Company; the Company and Stores will conduct business as specialty and mail order retailers; and the other Subsidiaries will continue their current operations as in effect at closing (including, in the case of Brookstone Realty, Inc., conducting no business and owning no assets).

     5.3. Maintenance and Insurance.  Each of the Parent and its Subsidiaries
          -------------------------
shall maintain its properties in good repair, working order and condition as required for the normal conduct of its business. Each of the Parent and its Subsidiaries shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of the Parent in the exercise of their reasonable judgment deem to be adequate. On request of the Agent from time to time, the Parent shall furnish to the Agent and the Lenders certificates or other evidence satisfactory to the Agent and the Lenders of compliance with the foregoing insurance provisions.

     5.4. Taxes.  The Parent shall pay or cause to be paid all taxes,
          -----
assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax,
--------
assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles if no proceedings shall have been commenced to foreclose any lien securing such tax, assessment or charge.

     5.5. Inspection.  The Parent shall permit the Agent and the Lenders or
          ----------
their designees, at any reasonable time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (a) visit and inspect the properties of the Parent and its Subsidiaries, (b) examine and make copies of and take abstracts from the books and records of the Parent and its Subsidiaries, and (c) discuss the affairs, finances and accounts of the Parent and its Subsidiaries with their appropriate officers, employees and accountants. In handling such information the Agent and the Lenders shall exercise the same degree of care that they exercise with respect to their own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to subsections 5.l(a), (b), or (c) except that disclosure of such information may be made (i) to the subsidiaries, affiliates, employees, officers, directors, or advisors of the Agent and the Lenders in connection with their present or prospective business relations with the Parent, (ii) to prospective transferees or purchasers of an interest in the Loans (so long as any such transferee is regularly engaged in the business of making loans similar to the Loans and agrees to be subject to the confidentiality requirements set forth herein), (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of the Agent and the Lenders.

     5.6. Maintenance of Books and Records.  Each of the Parent and its
          --------------------------------
Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with generally accepted accounting principles consistently applied and applicable law.

     5.7. Consolidated Net Worth.  The Parent shall maintain Consolidated Net
          ----------------------
Worth as of the end of each fiscal quarter, commencing with the quarter ending July 31, 1997, of not less than the sum of (a) $40,000,000 plus (b) 75% of Consolidated Net Income for the period from February 2, 1997 through the end of the most recent fiscal year (but without deduction for losses during any fiscal year during such period), less (c) repurchases by the Parent of its capital stock from September 30, 1997 through the end of the most recent fiscal quarter up to a maximum amount of $10,000,000.

     5.8. Consolidated Total Liabilities to Consolidated Tangible Net Worth
          -----------------------------------------------------------------
Ratio.  The Parent shall maintain a ratio of Consolidated Total Liabilities to
-----
Consolidated Tangible Net Worth of not greater than (a) 2.50-to-1 as of the end of the Parent's third fiscal quarter of 1997, (b) 2.25-to-1 as of the end of the Parent's third fiscal quarter of 1998, (c) 2.00-to-1 as of the end of the Parent's third fiscal quarter of 1999 and each year thereafter, and (d) 1.0-to-1 at the end of each fiscal year and at the end of each other fiscal quarter.

     5.9.   Cash Flow Coverage.  The Parent shall, for each period of four
            ------------------
consecutive fiscal quarters, commencing with the four quarters ending July 31, 1997, maintain consolidated Cash Flow Coverage of not less than (a) 1.40-to-1 through the second quarter of fiscal year 2000 and (b) 1.45-to-1 as of the end of each fiscal quarter thereafter.

     5.10.  Further Assurances.  At any time and from time to time the Parent
            ------------------
shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Agent and the Lenders to effect the purposes of this Agreement and the Notes.


                                   SECTION VI
                                   ----------

                               NEGATIVE COVENANTS
                               ------------------

     So long as the Lenders have any commitment to lend or issue Letters of Credit hereunder or any Loan or other Obligation remains outstanding, the Parent and the Borrowers covenant as follows:

     6.1. Indebtedness.  Neither the Parent nor any of its Subsidiaries shall
          ------------
create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, including inter-company Indebtedness, other than the following:

     (a) Indebtedness of the Parent or any of its Subsidiaries to the Lenders created under this Agreement and the Notes;

     (b) Indebtedness of the Subsidiaries existing as of the date of this Agreement and disclosed on Exhibit C hereto or in the financial statements
                           ---------
referred to in Section 4.6;

     (c)  Indebtedness of the Subsidiaries secured by Permitted Encumbrances;

     (d) Indebtedness from the Company to the Parent not to exceed $500,000 at any time and Indebtedness from the Parent to Company not to exceed $500,000 at any time;

     (e) Indebtedness of the Company to the City of Mexico, Missouri evidenced by a capitalized lease of the Company's facility in the City of Mexico, Missouri in an aggregate amount not to exceed $3,500,000;

     (f) Indebtedness of Stores to the Company for inventory purchased in the ordinary course of business, which is subordinated to the Obligations pursuant to the Subordination Agreements;

     (g) other unsecured Indebtedness of the Company in an aggregate outstanding principal amount not exceeding $500,000;

     (h)  the Guaranties permitted pursuant to Section 6.2; and

     (i)  Permitted Subsidiary Liabilities.

     6.2. Contingent Liabilities.  Neither the Parent nor any of its
          ----------------------
Subsidiaries shall create, incur, assume, guarantee or remain liable with respect to any Guarantees other than the following:

     (a)  Guaranties in favor of the Lenders;

     (b) Guarantees by the Subsidiaries existing on the date of this Agreement and disclosed on Exhibit C hereto and in the financial statements referred to in
                 ---------
Section 4.6;

     (c) Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

     (d) Guarantees by the Subsidiaries with respect to surety, appeal, performance and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) not exceeding in the aggregate at any time $200,000;

     (e) Guarantees by the Subsidiaries of normal trade debt relating to the acquisition of goods and supplies; and

     (f) Guaranties by the Parent and the Company of obligations of Properties for lease obligations with respect to retail stores used by the Company and Stores.

     6.3. Sale and Leaseback.  Neither the Parent nor any of its Subsidiaries
          ------------------
shall enter into any arrangements, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that the Parent or any such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred, if the aggregate principal amount of all such outstanding leases under all such arrangements would exceed $500,000.

     6.4. Encumbrances.  Neither the Parent nor any of its Subsidiaries shall
          ------------
create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to
                     ------------
receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):
                                         ----------------------

     (a)  Encumbrances in favor of the Lenders;

     (b) Encumbrances against assets of the Subsidiaries existing as of the date of this Agreement and disclosed in Exhibit C hereto;
                                        ---------

     (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

     (d) landlords' and lessors' liens in respect of rent not in default or in default and being contested in good faith or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

     (e) judgment liens that shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay;

     (f) rights of lessors under capital leases with Subsidiaries in an aggregate principal amount not to exceed $4,000,000;

     (g) Encumbrances in respect of any purchase money obligations of any Subsidiary for tangible property used in its business that at any time shall not exceed $200,000 in the aggregate for all Subsidiaries, provided that any such
                                                       --------
Encumbrances shall not extend to property and assets of any such Subsidiary not financed by such a purchase money obligation;

     (h) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business;

     (i) Encumbrances on its property or assets created in connection with the refinancing of Indebtedness secured by Permitted Encumbrances on such property, provided that the amount of Indebtedness secured by any such Encumbrance shall
--------
not be increased as a result of such refinancing and no such Encumbrance shall extend to property and assets of any such Subsidiary not encumbered prior to any such refinancing;

     (j) Encumbrances in the nature of a security interest in checks created or to be created in connection with a certain Welcome Check Warranty Agreement dated September 1, 1994 between the Company and Equifax Check Services, Inc. (the "Equifax Agreement") or similar agreements relating to the discounting of customer checks; and

     (k) the grant by Stores of security interests in inventory to the Company pursuant to the Subsidiary Inventory Security Agreement.

     6.5. Merger; Acquisitions Consolidation; Sale or Lease of Assets.
          -----------------------------------------------------------
Neither the Parent nor any of its Subsidiaries shall sell, lease or otherwise dispose of assets or properties (valued at the lower of cost or market) in any fiscal year, other than (a) sales of inventory by the Subsidiaries in the ordinary course of business and (b) sales, leases or other dispositions of assets by the Subsidiaries to third parties for fair market value in the aggregate not in excess of 5% of Consolidated Tangible Net Worth as of the end of its most recently completed fiscal year; or acquire all or substantially all of the assets of any Person, except that the Borrowers may acquire all or substantially all of the assets of any Person so long as (a) the aggregate consideration for such acquisition or series of related acquisitions and Investments, does not exceed $2,000,000, (b) no Default shall have occurred and be continuing and (c) the acquired Person is a specialty retailer or direct marketing company; or liquidate, merge or consolidate into or with any other Person, provided that (a) any Subsidiary of the Parent other than the Company
        --------
may merge or consolidate into or with (i) the Company if no Default has occurred and is continuing or would result from such merger and if the Company is the surviving entity, or (ii) any other wholly-owned Subsidiary of the Parent if no Default has occurred and is continuing or would result from such merger (b) the Company may sell property as provided in Section 6.3 and (c) the Company may assign all of its rights, title and interest in certain checks pursuant to the provisions of the Equifax Agreement.

     6.6. Additional Stock Issuance.  The Parent shall not permit any of its
          -------------------------
Subsidiaries to issue any additional shares of its capital stock or other equity securities, any options therefor or any securities convertible thereto other than to the Parent, except for issuance by Properties of non-voting preferred shares to employees of the Company in New Hampshire. Neither the Parent nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Subsidiary, except to the Parent or any of its wholly-owned Subsidiaries.

     6.7. Equity Distributions.  Neither the Parent nor the Company shall pay
          --------------------
any dividends on any class of its capital stock or make any other distribution or payment on account of or in redemption, retirement or purchase of such capital stock; provided that this Section shall not apply to (a) the issuance,
               --------
delivery or distribution by the Parent of shares of its common stock pro rata to its existing shareholders, (b) the purchase or redemption by the Parent of its capital stock with the proceeds of the issuance of additional shares of capital stock and (c) repurchases by the Parent of up to $10,000,000 of its capital stock after the date hereof, and dividends from the Company to the Parent in an amount equal to and used by the Parent for such repurchases.

     6.8. Investments.  Neither the Parent nor any of its Subsidiaries shall
          -----------
make or maintain any Investments other than (a) Investments in the Borrowers and the Brookstone Subsidiaries described on Schedule 6.8, (b) advances by the Company to the Parent to enable the Parent to pay Delaware franchise taxes and other routine operating expenses, and (c) Qualified Investments.

     6.9.   ERISA.  Neither the Parent nor any member of the Controlled Group
            -----
shall permit any Plan maintained by it to (a) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (b) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (c) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Parent or any of its Subsidiaries pursuant to Section 4068 of ERISA.

     6.10.  Capital Expenditures.  The Parent and its Subsidiaries shall not
            --------------------
make Capital Expenditures in an aggregate amount in any fiscal year exceeding the sum of (a) $15,000,000; plus (b) 60% of the positive difference, if any,
                            ----
between Consolidated EBITDA for the prior fiscal year and $17,039,000.

     6.11.  Subsidiary Indebtedness.    Stores and the Brookstone Subsidiaries
            -----------------------
will not (a) create, incur or suffer to exist any indebtedness, liabilities or other obligations of any kind, direct or contingent, whether required to be reflected on a balance sheet or not, other than Permitted Subsidiary Liabilities, or (b) enter into any contract, agreement or undertaking with any Party other than the Company, except for the Master Sublease Agreement, the Master Assignment, the Lender Agreements, contracts, agreements or undertakings with respect to Permitted Subsidiary Liabilities and, as to Brookstone Properties, Inc., leases for store locations subleased to Stores.

     6.12.  Transactions with Affiliates.  The Parent and the Borrowers will
            ----------------------------
not enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with each other or with any other Affiliate, except that (a) the Parent and the Borrowers may pay salaries, fees and bonuses to their directors, officers and employees as are usual and customary in their business, (b) the Parent and the Borrowers may enter into transactions among themselves as provided under the Master Assignment, the Master Sublease Agreement and the Subsidiary Inventory Security Agreement and (c) the Parent and the Borrowers may enter into transactions with the Brookstone Subsidiaries so long as all payments for such transactions (other than payments to Brookstone Properties, Inc. under the Master Sublease) are made solely by offsetting intercompany accounts receivables and payables.


                                  SECTION VII
                                  -----------

                                    DEFAULTS
                                    --------

     7.1.   Events of Default.  There shall be an Event of Default hereunder if
            -----------------
any of the following events occurs:

     (a) the Borrowers shall fail to pay (a) any amount of principal of any Loans , including Swingline Loans, or any Reimbursement Obligation when due, or
(b) any amount of interest thereon or any fees or expenses payable hereunder or under the Notes within five days of the due date therefor; or

     (b) The Parent, or the Borrowers shall fail to perform any term, covenant or agreement contained in Sections 5.1(h), 5.2(b), 5.2(c) 5.5, 5.7 through 5.9 or 6.1 through 6.12, provided however, that if a failure to perform the
                     -------- -------
covenants contained in Sections 5.7, 5.9, 6.1, 6.5 and 6.10 are solely a result of a change in one or more accounting principles used in the preparation of financial statements, because of a change mandated by the Financial Accounting Standards Board, then an Event of Default relating to such Sections shall not be an Event of Default if the covenants contained in such Sections would have been complied with had the Parent, or the Borrowers continued to employ those generally accepted accounting principles employed in the preparation of their audited financial statements dated February 1, 1997.

     (c) the Parent or the Borrowers shall fail to perform any covenant contained in Sections 5.1(g), 5.1(i) or 5.2(a), and such failure shall continue for 15 days; or

     (d) the Parent or the Borrowers shall fail to perform any term, covenant or agreement (other than in respect of subsections 7.1(a) through (c) hereof) contained in this Agreement and such default shall continue for 30 days after notice thereof has been sent to the Parent by the Agent; or

     (e) any representation or warranty of the Borrowers or the Parent made in this Agreement or in the Notes or any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

     (f) the Parent or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligations in excess of $500,000 in the aggregate for Indebtedness, or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for Indebtedness, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

     (g) the Parent or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

     (h) a proceeding or case shall be commenced, without the application or consent of the Parent or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Parent or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the Parent or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to the Parent or such Subsidiary and shall continue unstayed and in effect for any period of 90 days; or

     (i) a judgment or order for the payment of money shall be entered against the Parent or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Parent or such Subsidiary, that in the aggregate exceeds $1,500,000 and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

     (j) the Parent or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000 that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Parent, any member of the Controlled Group, any Plan administrator or any combination of the foregoing, or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Parent and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

     (k) the occurrence of a Change of Control.

     7.2. Remedies.  Upon the occurrence of an Event of Default described in
          --------
subsections 7.1(g) and (h), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Majority Lenders' option and declaration:

     (a) the Lenders' commitment to make any further Loans hereunder shall terminate;

     (b) the unpaid principal amount of the Loans together with accrued interest and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived;

     (c) the Borrowers, jointly and severally, shall immediately provide the Agent, for the ratable accounts of the Lenders, with cash in an amount of 105% of the stated amount of outstanding Letters of Credit to be held by the Agent, for the ratable accounts of the Lenders, as collateral for the Obligations; and

     (d) the Agent may, and upon the request of the Majority Lenders, shall exercise any and all rights the Agent and the Lenders have under this Agreement, the Notes or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Agent's and the Lenders' rights by any action at law, in equity or other appropriate proceeding.

     7.3. Distribution of Proceeds.  Notwithstanding anything to the contrary
          ------------------------
contained herein, in the event that following the occurrence or during the continuance of any Event of Default, the Agent or any Lender receives any monies on account of the Obligations from the Borrowers or otherwise, such monies shall be distributed for application as follows:

     (a) First, to the payment of or the reimbursement of the Agent for or in respect of all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, or in connection with the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any other Lender Agreement;

     (b) Second, to the payment of all interest, including interest on overdue amounts and late charges, then due and payable with respect to the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

     (c) Third, to the payment of the outstanding principal balance of the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

     (d) Fourth, to any other outstanding Lender Obligations, allocated among the Lenders in proportion to their respective Commitment Percentages; and

     (e) Fifth, the excess, if any, shall be returned to the Borrowers or to such other persons as are entitled thereto.

                                 SECTION VIII
                                 ------------

                    CONSENTS; AMENDMENTS; WAIVERS; REMEDIES
                    ---------------------------------------

     8.1. Actions by Lenders.  Except as otherwise expressly set forth in any
          ------------------
particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lenders, including without limitation under Section 8.2, may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein, including the Master Assignment, the Master Sublease, and the Subsidiary Inventory Security Agreement, may be amended, and the performance or observance by the Parent or the Borrowers of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Parent, the Borrowers and the Majority Lenders; provided, however, that without the written consent of all Lenders:

     (a) no reduction in the interest rates on or any fees relating to the Loans shall be made;

     (b) no extension or postponement shall be made of the stated time of payment of the principal amount of, interest on, or fees payable to the Lenders relating to the Loans;

     (c) no increase in the Commitment Amount, or extension of the Revolving Credit Termination Date shall be made;

     (d) no release of any guarantor of the Obligations shall be made;

     (e) no change in the definition of the term "Majority Lenders" shall be made;

     (f) no change in the provisions of this Section 8.1 shall be made; and

     (g) no increase in the Commitment Percentage shall be made.

     8.2. Actions by Parent or Borrowers.  No delay or omission on the Agent's
          ------------------------------
or the Lenders' part in exercising their rights and remedies against the Parent, the Borrowers or any other interested party shall constitute a waiver. A breach by the Parent or the Borrowers of their respective obligations under this Agreement may be waived only by a written waiver executed by the Agent and the Lenders in accordance with Section 8.1. The Agent's and the Lenders' waiver of the Parent's or the Borrowers' breach in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law, the Parent and the Borrowers each hereby agrees to waive, and does hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Notes, (b) any requirement of diligence or promptness on the Agent's or the Lenders' part in the enforcement of its rights under the provisions of this Agreement or any Lender Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to its liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Notes or any other Obligation or (ii) under any other Lender Agreement. No course of dealing between the Parent, the Borrowers and the Agent or the Lenders shall operate as a waiver of any of the Agent's or the Lenders' rights under this Agreement or any Lender Agreement or with respect to any of the Obligations. This Agreement shall be amended only by a written instrument executed by the Agent and the Lenders in accordance with Section 8.1 making explicit reference to this Agreement. The Agent's and the Lenders' rights and remedies under this Agreement and under all subsequent agreements between the Agent, the Lenders, the Parent and the Borrowers shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be applicable to the Agent and the Lenders in law or at equity.



                                   SECTION IX
                                   ----------

                             SUCCESSORS AND ASSIGNS
                             ----------------------

     9.1. General.  This Agreement shall be binding upon and shall inure to
          -------
the benefit of the parties hereto and their respective successors (which shall include in the case of the Agent or any Lender any entity resulting from a merger or consolidation) and assigns, except that (a) none of the Parent, or the Borrowers may assign its rights or obligations under this Agreement, and (b) each Lender may assign its rights in this Agreement only as set forth below in this Section IX.

     9.2. Assignments.
          -----------

     (a) Assignments.  In compliance with applicable laws with respect to such
         -----------
assignment and with the consent of the Company (provided that if there shall
                                                --------
exist an Event of Default, the Company's consent shall not be required for any such assignment) and the Agent (which consents in all cases shall not be unreasonably withheld), a Lender may assign to one or more financial institutions, including commercial finance institutions, organized or existing under the laws of the United States of America, any state thereof or Canada and having capital and surplus, net worth or the equivalent of not less than $100,000,000 (each a "Successor Lender") a proportionate part of its rights and obligations in connection with this Agreement, its Notes and the related Lender Agreements and each such Successor Lender shall assume such rights and obligations pursuant to an Assignment and Acceptance Agreement ("Assignment and Acceptance Agreement") duly executed by such Successor Lender and such assigning Lender and acknowledged and consented to by the Company and the Agent, substantially in the form of Exhibit K attached hereto. Any assignment under
                             ---------
this Section 9.2(a) shall be in a minimum amount of $5,000,000. In connection with any assignment under this Section 9.2(a) there shall be paid to the Agent by the assigning Lender or the Successor Lender an administrative processing fee in the amount of $3,500.

     (b) Assignment Procedures.  In the event of an assignment in accordance
         ---------------------
with Section 9.2(a), upon execution and delivery of such an assignment at least five (5) Business Days prior to the proposed assignment date, and payment by such Successor Lender to the assigning Lender an amount equal to the purchase price agreed between such assigning Lender and such Successor Lender, such Successor Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of a Lender under this Agreement and the other Lender Agreements with an interest therein as set forth in such assignment, and such assignor making such assignment shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any such assignment, the assigning Lender, the Successor Lender, the Parent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Successor Lender and replacement Notes are issued to the assigning Lender in principal amounts reflecting their respective revised interests.

     (c) Register.  The Agent shall maintain a register (the "Register") for the
         --------
recordation of (i) the names and addresses of all Successor Lenders that enter into Assignment and Acceptance Agreements, (ii) the interests of each Lender, and (iii) the amounts of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Parent, the Borrowers, the Agent and the Lenders may treat each person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Parent, the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Further Assurances.  The Parent and the Borrowers shall sign such
         ------------------
documents and take such other actions from time to time reasonably requested by the Agent or a Lender to enable any Successor Lender to share in the benefits and rights created by the Lender Agreements.

     (e) Assignments to Federal Reserve Bank.  Any Lender at any time may assign
         -----------------------------------
all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

     9.3. Participations.  Any Lender may, without the consent of the Parent,
          --------------
the Borrowers or the Agent, at any time grant or offer to grant to one or more financial institutions ("Credit Participants") participating interests in such Lender's rights and obligations in this Agreement, its Notes and the related Lender Agreements, and each such Credit Participant shall acquire such participation subject to the terms set forth below.

     (a) Amount.  Each such participation shall be in a minimum amount of at
         ------
least $5,000,000; provided that a Lender may grant a participation to an affiliate without any limitation on the amount thereof.

     (b) Procedure.  Each Lender granting such participation shall comply with
         ---------
all applicable laws with respect to such transfer and shall remain responsible for the performance of its obligations hereunder and under the other Lender Agreements and shall retain the sole right and responsibility to exercise its rights and to enforce the obligations of the Parent, and the Borrowers hereunder and under the other Lender Agreements, including the right to consent to any amendment, modification or waiver of any provision of any Lender Agreement, except for those matters referred to in Section 8.1 which require the consent of all Lenders and which may also require the consent of each Credit Participant.

     (c) Dealing with Lenders.  The Parent and the Borrowers shall continue to
         --------------------
deal solely and directly with the Lenders in connection with their rights and obligations under this Agreement and the other Lender Agreements.

     (d) Rights of Credit Participants.  The Parent and the Borrowers each agree
         -----------------------------
that each Credit Participant shall, to the extent provided in its participation instrument, be entitled to the benefits of Sections 2.8, 2.9, 2.13, 7.3 and 11.3 with respect to its participating interest; provided, however, that no Credit
                                            --------  -------
Participant shall be entitled to receive any greater payment under such Sections than the Lender granting such participation would have been entitled to receive with respect to the interests transferred.

     (e) Notice.  At the time of granting any participation, the Lender granting
         ------
such participation shall notify the Agent, the Borrowers and the Parent.


                                   SECTION X
                                   ---------

                                   THE AGENT
                                   ---------

     10.1.  Authorization and Action.  Each Lender hereby appoints and
            ------------------------
authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Lender Agreements as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Lender Agreements (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be
                             --------  -------
required to take any action which exposes the Agent to liability or which is contrary to this Agreement or the other Lender Agreements or applicable law. Subject to the foregoing provisions and to the other provisions of this Section X, the Agent shall, on behalf of the Lenders: (a) execute any documents on behalf of the Lenders providing collateral for or guarantees of the Obligations;
(b) hold and apply any collateral for the Obligations, and the proceeds thereof, at any time received by it, in accordance with the provisions of this Agreement and the other Lender Agreements; (c) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the other Lender Agreements, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 8.1; (d) at the direction of the Lenders, execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and such other agreements in respect of any collateral for the Obligations, and possess instruments included in the collateral on behalf of the Lenders; and (e) in the event of acceleration of the Indebtedness of the Borrowers hereunder, act at the direction of the Lenders to exercise the rights of the Lenders hereunder and under the other Lender Agreements.

     10.2.  Agent's Reliance, Etc.  Neither the Agent nor any of its
            ----------------------
directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Lender Agreements, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form required under Section IX hereof; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representations to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Lender Agreements; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Lender Agreements on the part of the Parent, the Borrowers or any other entity or to inspect the property (including the books and records) of the Parent, the Borrowers or any other entity; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Lender Agreements or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Lender Agreements by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy or telegram) believed by the Agent to be genuine and signed or sent by the proper party or parties.

     10.3.  BankBoston, N.A. as Lender.  With respect to its Commitment
            --------------------------
Percentage of the Loans hereunder, BankBoston, N.A. shall have the same rights and powers under this Agreement and the other Lender Agreements as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lender(s)" shall, unless otherwise expressly indicated, include BankBoston, N.A. in its individual capacity. BankBoston, N.A. and its affiliates may lend money to, and generally engage in any kind of business with, the Parent, the Borrowers, any of the Parent's or the Borrowers' Affiliates and any entity that may do business with or own securities of the Parent, the Borrowers or any of their Affiliates, all as if BankBoston, N.A. were not the Agent and without any duty to account therefor to the Lenders.

     10.4.  Lender Credit Decision.  Each Lender acknowledges that it has,
            ----------------------
independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 5.1 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     10.5.  Indemnification of Agent.  Each Lender agrees to indemnify the
            ------------------------
Agent (to the extent that the Agent is not reimbursed by the Borrowers), ratably according to each Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Lender Agreement or any action taken or omitted by the Agent in such capacity under this Agreement; provided that no
                                                               --------
Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Lender Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

     10.6.  Successor Agent.  Except as provided below, the Agent may resign
            ---------------
at any time that it ceases to hold at least 34% of the aggregate Commitment Percentages by giving not less than 15 days' written notice thereof to the Lenders, the Parent and the Company. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to the Parent and the Company. If no successor Agent shall have been so appointed by the Lenders (other than the resigning Agent), and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or financial institution organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $50,000,000 and which shall be reasonably acceptable to the Parent and the Company. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Lender Agreements. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Lender Agreements.

     10.7.  Amendment of Section X.    The Parent and the Borrowers each hereby
            ----------------------
agree that the foregoing provisions of this Section X constitute an agreement among the Agent and the Lenders (and the Agent and the Lenders acknowledge that except for the provisions of Section 10.6, the Parent and the Borrowers are not parties to or bound by such foregoing provisions) and that any and all of the provisions of this Section X may be amended at any time by the Lenders without the consent or approval of, or notice to, the Parent or the Borrowers (other than the requirement of notice to the Parent and the Company of the resignation of the Agent and the appointment of a successor Agent).


                                  SECTION XI
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     11.1.  Notices.  Unless otherwise specified herein, all notices hereunder
            -------
to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by telex, answerback received, or electronic facsimile transmission, or when delivered to the telegraph company or overnight courier, addressed to such party at its address indicated below:

     (a)    If to the Parent or the Borrowers, at

            Brookstone, Inc.
            17 Riverside Street
            Nashua, NH  03062
            Attention:  Mr. Philip Roizin
                        Executive Vice President and
                        Chief Financial Officer

     (b)    If to the Agent, at

            BankBoston, N.A., as Agent
            100 Federal Street
            Boston, MA  02110
            Attention:  Ms. Virginia W. Dennett
                        Director

     (c) If to any Lender, at the address(es) and to the attention of the person(s) specified below such Lender's name on the execution page of this Agreement (or in the case of a Successor Lender, at the address(es) and to the attention of the person(s) specified in the Assignment and Acceptance Agreement executed by such Successor Lender); or

     (d) at any other address specified by such party in writing.

     11.2.  Expenses.  The Parent and the Borrowers, jointly and severally,
            --------
will pay on demand all expenses of the Agent and the Lenders in connection with the preparation, waiver or amendment of this Agreement, the Notes or other documents executed in connection therewith, or the administration, default or collection of the Loans or other Obligations or administration, default, collection in connection with the Agent's and the Lenders' exercise, preservation or enforcement of any of their rights, remedies or options thereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, reasonable accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations or any collateral therefore and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate). Prior to any Default, the Agent shall notify the Company prior to incurring any expenses for its or any Lender's in-house legal counsel or for any accountants.

     11.3.  Set-Off.  Regardless of the adequacy of any collateral or other
            -------
means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of the Lenders or any of their branch offices to the Parent or any of the Borrowers may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Parent or the Borrowers or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Lenders against any and all obligations of the Parent and the Borrowers to the Lenders or any of their affiliates in such manner as the head office of the Lenders or any of their branch offices in their sole discretion may determine, and the Parent and each of the Borrowers hereby grant the Lenders a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

     11.4.  Term of Agreement.  This Agreement shall continue in force and
            -----------------
effect so long as the Lenders have any commitment to make Loans or issue Letters of Credit hereunder or any Loan, any Letter of Credit or any other Obligation shall be outstanding.

     11.5.  No Waivers.  No failure or delay by the Agent or the Lenders in
            ----------
exercising any right, power or privilege hereunder or under the Notes or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the Notes provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

     11.6.  Governing Law.  This Agreement and the Notes shall be deemed to be
            -------------
contracts made under seal and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

     11.7.  Counterparts.  This Agreement may be signed in any number of
            ------------
counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

     11.8.  Partial Invalidity.  The invalidity or unenforceability of any one
            ------------------
or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

     11.9.  Captions.  The captions and headings of the various sections and
            --------
subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

     11.10.  WAIVER OF JURY TRIAL.  THE AGENT, THE LENDERS, THE PARENT AND
             --------------------
THE BORROWERS AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE AGENT, THE LENDERS, THE PARENT AND THE BORROWERS, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE AGENT, THE LENDERS, THE PARENT OR THE BORROWERS HAS AGREED WITH OR REPRESENTED TO ANY OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     11.11.  Entire Agreement.  This Agreement, the Notes, the Lender
             ----------------
Agreements and the documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                              BROOKSTONE, INC.



                              By: /s/ Philip Roizin
                                 ----------------------------------------------
                                 Name:   Philip Roizin
                                 Title:  Executive Vice President and Chief
                                         Financial Officer


                              BROOKSTONE COMPANY, INC.



                              By: /s/ Philip Roizin
                                 ----------------------------------------------
                                 Name:   Philip Roizin
                                 Title:  Executive Vice President and Chief
                                         Financial Officer


                              BROOKSTONE STORES, INC.



                              By: /s/ Philip Roizin
                                 ----------------------------------------------
                                 Name:   Philip Roizin
                                 Title:  Executive Vice President and Chief
                                         Financial Officer


                              BANKBOSTON, N.A.,
                              as Agent for the Lenders



                              By: /s/ Virginia W. Dennett
                                 ----------------------------------------------
                                 Name:   Virginia W. Dennett
                                 Title:  Director

                              BANKBOSTON, N.A.



                              By: /s/ Virginia W. Dennett
                                 ----------------------------------------------
                                 Name:   Virginia W. Dennett
                                 Title:  Director


                              BANK ONE, INDIANA, N.A.



                              By: /s/ Christopher M. Caniff
                                 -----------------------------------------------
                                 Name:   Christopher M. Caniff
                                 Title:  Vice President


                              USTRUST



                              By: /s/ P. Jeffrey Huth
                                 -----------------------------------------------
                                 Name:    P. Jeffrey Huth
                                 Title:   Vice President



                              UNION BANK OF CALIFORNIA, N.A.



                              By: /s/ Dana C. Fenwick
                                 -----------------------------------------------
                                 Name:    Dana C. Fenwick
                                 Title:   Vice President

                                  EXHIBIT A-1
                                  -----------

                            BROOKSTONE COMPANY, INC.
                             BROOKSTONE STORES, INC.

                                PROMISSORY NOTE


                                                          September __, 1997
$_______________                                          Boston, Massachusetts


         For value received, the undersigned, jointly and severally, hereby promise to pay to _____________________ (the "Lender"), or order, at the head office of BankBoston, N.A., as Agent, at 100 Federal Street, Boston, Massachusetts, the principal amount of ______________ Dollars ($_______________) or such lesser amount as shall equal the principal amount outstanding hereunder on July 31, 2002 (the "Revolving Credit Termination Date"), in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below. All principal remaining unpaid and any accrued but unpaid interest shall be due and payable on July 31, 2002.

         This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Credit Agreement dated as of September __, 1997 by and among Brookstone, Inc., the undersigned, the Lender, the other lenders party thereto and BankBoston, N.A., as Agent (herein, as the same may from time to time be amended or extended, referred to as the "Credit Agreement"), but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note as herein provided.

         In case an Event of Default (as defined in the Credit Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The undersigned may at their option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Credit Agreement.

         Each undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

                                   BROOKSTONE COMPANY, INC.


                                   By:
                                      -------------------------------------
                                      Name:
                                      Title:


                                   BROOKSTONE STORES, INC.


                                   By:
                                      -------------------------------------
                                      Name:
                                      Title:


Witness (as to both):
                     ---------------------

                         SCHEDULE I TO PROMISSORY NOTE
                         -----------------------------

       AMOUNT   TYPE OF LOAN
         OF    (EURODOLLAR OR   INTEREST  INTEREST   AMOUNT  NOTATION
DATE    LOAN     BASE RATE)       RATE*    PERIOD**   PAID   MADE BY
----    ----     ----------       -----    --------   ----   -------






---------------------------

*  For Base Rate Loans, insert "Base Rate".

** For Eurodollar Loans.

                                  EXHIBIT A-2
                                  -----------


                           BROOKSTONE COMPANY, INC.
                            BROOKSTONE STORES, INC.

                                PROMISSORY NOTE


                                                           September __, 1997
$_______________                                           Boston, Massachusetts


         For value received, the undersigned, jointly and severally, hereby promise to pay to _____________________ (the "Lender"), or order, at the head office of BankBoston, N.A., as Agent, at 100 Federal Street, Boston, Massachusetts, the principal amount of ______________ Dollars ($_______________) or such lesser amount as shall equal the principal amount outstanding hereunder on July 31, 2002 (the "Revolving Credit Termination Date"), in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below. All principal remaining unpaid and any accrued but unpaid interest shall be due and payable on July 31, 2002.

         This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Credit Agreement dated as of September __, 1997 by and among Brookstone, Inc., the undersigned, the Lender, the other lenders party thereto and BankBoston, N.A., as Agent (herein, as the same may from time to time be amended or extended, referred to as the "Credit Agreement"), but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note as herein provided.

         In case an Event of Default (as defined in the Credit Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The undersigned may at their option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Credit Agreement.

         Each undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

                                   BROOKSTONE COMPANY, INC.


                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:


                                   BROOKSTONE STORES, INC.


                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:


Witness (as to both):
                     ----------------------

                          SCHEDULE I TO PROMISSORY NOTE
                          -----------------------------

               AMOUNT
                 OF                INTEREST             AMOUNT        NOTATION
DATE            LOAN                 RATE                PAID         MADE BY
----            ----                 ----                ----         -------



                                    EXHIBIT B
                                    ---------

                            BROOKSTONE COMPANY, INC.
                             BROOKSTONE STORES, INC.

                        NOTICE OF BORROWING OR CONVERSION


BankBoston, N.A.
100 Federal Street
Boston, MA  02110

         Re:  Credit Agreement Dated as of September, 1997 (the "Agreement")
              --------------------------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 2.2 of the Agreement the undersigned hereby confirms its request made on _____________, 19___ for a [Base Rate] [Eurodollar] Loan in the amount of $____________* on ____________, 199_. After the making of such Loan, the aggregate amount of Loans and Letters of Credit outstanding will not exceed the Borrowing Base in effect as of the end of the Company's last fiscal month end.

     [The Interest Period applicable to said Loan will [be (one) (two) (three)
(six) months].**

     [Said Loan represents a conversion of the [Base Rate] [Eurodollar] Loan in the same amount made on ______________.]***

         The representations and warranties contained or referred to in Section IV of the Agreement are true and accurate on and as of the effective date of the Loan as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); and no Default has occurred and is continuing or will result from the Loan.

                                   BROOKSTONE COMPANY, INC.


                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:

------------------------------     BROOKSTONE STORES, INC.
Date


------------------------------     By:
                                      ------------------------------------
                                      Name:
                                      Title:

----------------

* Eurodollar Loans must be in a minimum amount of $1,000,000 and in integral multiplies of $500,000.

**   To be inserted in any request for a Eurodollar Loan.

***  To be inserted in any request for a conversion.

                                   EXHIBIT C
                                   ---------

                           INDEBTEDNESS; ENCUMBRANCES
                           --------------------------


                         [to be provided by the Parent]

                                    EXHIBIT D
                                    ---------

                                   LITIGATION
                                   ----------

                         [to be provided by the Parent]

                                    EXHIBIT E
                                    ---------

                                  SUBSIDIARIES
                                  ------------

                         [to be provided by the Parent]

                                    EXHIBIT F
                                    ---------

                                BROOKSTONE, INC.

                        REPORT OF CHIEF FINANCIAL OFFICER

         BROOKSTONE, INC. (the "Parent") HEREBY CERTIFIES that:

         This Report is furnished pursuant to Section 5.1(c) of the Credit Agreement dated as of September __, 1997 by and among the Parent, Brookstone Company, Inc., Brookstone Stores, Inc., the lenders party thereto and BankBoston, N.A., as Agent (the "Agreement"). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Agreement.

         As required by Section 5.1(a) of the Agreement, consolidated financial statements of the Parent and its Subsidiaries for the [year/quarter] ended ____________, 199___ (the "Financial Statements") prepared in accordance with generally accepted accounting principles consistently applied accompany this Report. The Financial Statements present fairly the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the consolidated results of operations of the Parent and its Subsidiaries for the period covered thereby (subject only to normal recurring year-end adjustments).

         The figures set forth in Schedule A for determining compliance by the Parent with the financial and certain other covenants contained in the Agreement present fairly the information set forth therein as of the date or for the period to which this certificate relates.

         The activities of the Parent and its Subsidiaries during the period covered by the Financial Statements have been reviewed by the Chief Financial Officer or by employees or agents under his immediate supervision. Based on such review, to the best knowledge and belief of the Chief Financial Officer, and as of the date of this Report, no Default has occurred.*

         WITNESS my hand this __________ day of _____________, 19___.

                                BROOKSTONE, INC.


                                By:
                                   ----------------------------------------
                                   Name:
                                   Title:

--------------------

* If a Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Parent has taken, is taking, or proposes to take with respect thereto.

                                                                      SCHEDULE A
                                                                          to
                                                                       EXHIBIT F
                                                                       ---------

                          COVENANT COMPLIANCE WORKSHEET
                          -----------------------------


Consolidated Net Worth (Section 5.7)
------------------------------------

REQUIRED:

     (i)     Base Net Worth                                       $40,000,000

    (ii)     75% of Consolidated Net Income from
                 February 2, 1997 through the
                 most recent year end
                 (without deduction for any annual losses)        $_________

   (iii)     Repurchases of capital stock by
             the Parent since September ___, 1997                 $_________

    (iv)     (i) plus (ii) less (iii)                             $_________
                 ----      ----

ACTUAL:

                                                                  $_________

Ratio of Consolidated Total Liabilities to
Consolidated Tangible Net Worth (Section 5.8)


REQUIRED:         Not greater than /1/:                                 1.00
                  ====================                             =========

ACTUAL:

     (i)    Consolidated Total Liabilities                         $____

    (ii)    Consolidated Total Assets                              $____

   (iii)    The sum of goodwill ($_______), intangible assets
            ($________), reserves ($________), write-up in book
            value of assets ($_________), minority interests
            ($__________), and Consolidated Total Liabilities      $____

   (iv)     Consolidated Tangible Net Worth
            (line (ii) less line (iii))                                $____

    (v)     Line (i) divided by line (iv)                    :          1.00
                                                    =========      =========

-----------------------

/1/ 2.50 as of the end of the third fiscal quarter of 1997, 2.25 as of the end of the third fiscal quarter of 1998, and 2.00 as of the end of the third fiscal quarter of 1999 and each year thereafter; 1.0 at fiscal year end and at other fiscal quarter ends.

Ratio of Cash Flow to Debt Service (Section 5.9)
-----------------------------------------------

REQUIRED: Not less than 1.40:1 through the second quarter of fiscal year 2000 and 1.45:1 thereafter

ACTUAL:                                          Cash Flow Convenant
                                                    (Section 5.9)

                                     Q1       Q2      Q3      Q4     12 MONTHS
                                                                      ROLLING
     ========================================================================
     Consolidated Net Income
     (After taxes)

     Less:  Extraordinary Gains

     Plus:  Extraordinary Losses

     Plus:  Depreciation/
              Amortization

     Plus:  Rent

     Plus:  Interest Expense

     Plus:  Taxes

(A)  Subtotal

     Rent

     Plus:  Interest Expense

     Plus:  Current Maturities of
       Indebtedness

(B)  Subtotal

     Cash Flow Coverage:
     Line (A) divided by line (B)

Indebtedness (Section 6.1)
-------------------------

               (i)   Indebtedness of the Company to
                       the Parent (not to exceed
                       $500,000)                                      $_________

              (ii)   Indebtedness of the Parent to
                       the Company (not to exceed
                       $500,000)                                      $_________

             (iii)   Indebtedness of the Company to
                       the Town of Mexico, Missouri
                       (not to exceed $3,500,000)                     $_________

              (iv)   Indebtedness of Stores to the Company
                                                                      $_________
               (v)   other unsecured Indebtedness of
                       the Parent and the Company
                       (not to exceed $500,000 in
                       the aggregate)                                 $_________

Encumbrances (Section 6.4(g))
-----------------------------
     Encumbrances in respect of purchase
     money obligations for tangible property
     (not to exceed $200,000)                                         $_________

Sale or Lease of Assets (Section 6.5)
-------------------------------------

     Sales, leases and other dispositions
     of assets or properties (valued at
     the lower of cost or market), other than
     as permitted under Section 6.5., since the
     beginning of the current fiscal year (not
     to exceed 5% of Consolidated Tangible Net Worth)                 $_________

Capital Expenditures (Section 6.10)
----------------------------------

             (i)  Capital Expenditures since the
                   beginning of the current fiscal
                   year (not to exceed $15,000,000
                   plus $________, 60% of the positive
                   ----
                   difference between Consolidated
                   EBITDA for the prior fiscal year
                   ($_______) and $17,039,000                  $________________




         WITNESS by hand this ______ day of __________, 19___.


                                        BROOKSTONE, INC.



                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT G
                                    ---------

                            BROOKSTONE COMPANY, INC.
                             BROOKSTONE STORES, INC.
                              BORROWING BASE REPORT
                              ---------------------

         BROOKSTONE COMPANY, INC. (the "Company") and BROOKSTONE STORES, INC. ("Stores") hereby jointly and severally certify that:

         This Report is furnished pursuant to Section 5.1(d) of the Amended and Restated Revolving Credit Agreement dated as of September __, 1997 by and among Brookstone, Inc., the Company, Stores, the lenders party thereto and BankBoston, N.A., as Agent (the "Agreement"). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Agreement.

         As of ______________, 199___, the end of the last fiscal month of the Company and Stores, the Company and Stores jointly and severally certify as follows:

         A.  Eligible Inventory was $_______, determined as follows:

             1.       Gross Inventory                                    $______

             2.       Less reserves and other exclusions                 $______

             3.       Eligible Inventory (Line 1 less Line 2)            $______
                                                 ----

         B.  The Borrowing Base was $_________, determined as follows:

             1.       50% of Eligible Inventory*                         $______

             2.       50% of Outstanding Documentary
                      Letters of Credit*                                 $______

             3.       Borrowing Base (Line 1 plus line 2)                $______
                                             ----

         C. The amount available for Loans and Letters of Credit under the Agreement was $______, determined as follows:

             1.       The Lesser of $75,000,000 or the Borrowing Base    $______

             2.       Outstanding Loans                                  $______


-----------------

* 65% during the period commencing 6/1 up to and including 7/31, and 75% during the period commencing 8/1 up to and including 11/30.

                  3.  Outstanding Letters of Credit                  $__________

                  4.  Availability for Loans and Letters of Credit
                      (Line 1 less the sum of line 2
                      and line 3                                     $__________

         WITNESS my hand this ________ day of ______, 199__.

                                              BROOKSTONE COMPANY, INC.
                                              BROOKSTONE STORES, INC.



                                              By:
                                                 ------------------------------
                                                 Name:

                                                 Title: Chief Financial Officer

                                    EXHIBIT H
                                    ---------

                           FORM OF OPINION OF COUNSEL
                           --------------------------

                      [to be provided by counsel to Parent]

                                    EXHIBIT I
                                    ---------

                             SUBORDINATION AGREEMENT



         SUBORDINATION AGREEMENT dated as of September ___, 1997, by and among BROOKSTONE STORES, INC., a New Hampshire corporation ("Stores"), BROOKSTONE COMPANY, INC., a New Hampshire corporation ("the Company") and BANKBOSTON, N.A., as Agent (the "Agent") under the Credit Agreement referred to below.

                                    Recitals
                                    --------

         Stores is and from time to time may be indebted to the Company for inventory purchased from the Company and for other advances from time to time. The Company and Stores have requested that the Lenders under and as defined in a certain Credit Agreement of even date herewith (herein, as the same may from time to time be amended or extended, referred to as the "Credit Agreement") by and among the Lenders, BankBoston, N.A., as Agent, Stores, Company and Brookstone, Inc., a Delaware corporation grant financial accommodations to the Company and Stores, and the Lenders have indicated that they are unwilling to do so unless the Company and Stores shall join in this Agreement and the Company shall subordinate, to the extent and in the manner hereinafter set forth, the indebtedness hereinbefore referred to and also all other indebtedness of Stores to the Company, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (herein called the "Subordinated Debt") to all indebtedness of Stores to the Lenders, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (herein called the "Lender Debt"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (provided, however, that the term "Lenders" as used herein shall mean the Lenders and the Swing Line Lender under the Credit Agreement).

         NOW, THEREFORE, in consideration of the premises and as an inducement to the Lenders to grant financial accommodations to the Company and Stores, whether by loan or advance or extension of time for the payment of Lender Debt or otherwise, and in consideration of the granting thereof, the Company and Stores warrant to and covenant with the Agent and the Lenders as follows:

         1. (a) The Subordinated Debt and any and all documents evidencing such Subordinated Debt shall be and hereby are subordinated and until all Lender Debt shall have been paid in full, Stores shall not, directly or indirectly, make any payment of principal or interest on account of or transfer any collateral for any part of the Subordinated Debt, the Company shall not demand or accept from Stores or any other person any such payment or collateral nor cancel, set off or otherwise discharge any part of the Subordinated Debt and neither Stores nor the Company shall otherwise take or permit any action prejudicial to or inconsistent with the Bank's priority position over the Company created by this Agreement; provided, however that (i) Stores may grant to the Company a security interest in all of its assets to secure the payment and performance of the Subordinated Debt and (ii) until written notice from the Agent of the occurrence of a Default under the documents pursuant to which the Lender Debt has been issued and a written direction to cease such payments, Stores may make payments of amounts due the Company in respect of inventory purchased from the Company.

         (b) The Company will not take or omit to take any action or assert any claim with respect to the Subordinated Debt or otherwise which is inconsistent with the provisions of this Agreement. Without limiting the foregoing, the Company will not assert, collect or enforce the Subordinated Debt or any part thereof or take any action to foreclose or realize upon the Subordinated Debt or any part thereof or enforce any documents evidencing the Subordinated Debt except (i) in each such case as necessary, so long as no Default or Event of Default has occurred and is then continuing under the Credit Agreement or would occur after giving effect thereto, to collect any sums expressly permitted to be paid by Stores pursuant to Section 1(a), or (ii) to the extent (but only to such extent) that the commencement of a legal action may be required to toll the running of any applicable statute of limitation.

         (c) If the Company, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against Stores, then Stores may interpose as a defense or plea the making of this Agreement, and the Agent may intervene and interpose such defense or plea in its name or in the name of Stores. If the Company, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Debt or enforce any documents evidencing such debt, then the Agent or Stores may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Agent or in the name of Stores.

     2. As security for the Lender Debt, the Company hereby assigns, transfers and sets over to the Agent the Subordinated Debt, whether evidenced by negotiable or non negotiable instruments, securities or other writings, book entries or otherwise. In the event any endorsement or assignment of any instrument evidencing the Subordinated Debt is omitted, the Agent is hereby irrevocably authorized to make the same. Stores and the Company shall make appropriate notations in their books to show the subordinate character of all Subordinated Debt which may now or hereafter be carried on open account.

     3. The Company will not commence or join with any other creditor or creditors of Stores in commencing any bankruptcy, reorganization or insolvency proceedings against Stores. At any meeting of creditors of Stores or in the event of any proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of Stores or the proceeds thereof, whether such proceeding be for the liquidation, dissolution or winding up of Stores or its business, a receivership, insolvency or bankruptcy proceeding, an assignment for the benefit of creditors or a proceeding by or against Stores for relief under any bankruptcy, reorganization or insolvency law or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or otherwise, if all Lender Debt has not been paid in full at the time, the Agent is hereby irrevocably authorized at any such meeting or in any such proceeding:

         (a) To enforce claims comprising Subordinated Debt either in its own name or the name or name of the Company, by proof of debt, proof of claim, suit or otherwise;

         (b) To collect any assets of Stores distributed, divided or applied by way of dividend or payment, or any such securities issued, on account of Subordinated Debt and apply the same, or the proceeds of any realization upon the same that the Agent in its discretion elects to effect, to Lender Debt until all Lender Debt shall have been paid in full, rendering any surplus to the Company;

         (c) To vote claims comprising Subordinated Debt to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

         (d) To take generally any action in connection with any such meeting or proceeding which the Company might otherwise take.

     4. Except as permitted under Section 1, should any payment on account of or any collateral for any part of the Subordinated Debt be received by the Company, such payment or collateral shall be delivered forthwith to the Agent by the Company for application to Lender Debt, in the form received except for the addition of any endorsement or assignment necessary to effect transfer of all rights therein to the Agent. The Agent is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered any such payment or collateral shall be held by the recipient in trust for the Agent and shall not be commingled with other funds or property of the recipient.

     5. The Company is the lawful owner of the Subordinated Debt and no part thereof has been assigned to or subordinated or subjected to any other security interest in favor of anyone other than the Agent. Until all Lender Debt has been paid in full, Stores shall not issue any instrument, security or other writing evidencing any part of the Subordinated Debt except at the request of and in the manner requested by the Agent; and the Company shall not assign or subordinate any part of the Subordinated Debt except to or in favor of the Agent.

     6. The Agent is hereby authorized to demand specific performance of this Agreement, whether or not Stores shall have complied with the provisions hereof applicable to it, at any time when the Company shall have failed to comply with any provision hereof applicable to it. The Company hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Agent. The Company further waives presentment, notice and protest in connection with all negotiable instruments evidencing Lender Debt or Subordinated Debt to which it may be a party, notice of the acceptance of this Agreement by the Agent and the Lenders, notice of any loan made, extension granted or other action taken in reliance hereon and all demands and notices of every kind in connection with this Agreement, Lender Debt or Subordinated Debt; assent to any renewal, extension or postponement of the time of payment of Lender Debt or any other indulgence with respect thereto, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon; and agree to the provisions of any instrument, security or other writing evidencing Lender Debt.

     7. (a) Stores and the Company shall execute and deliver to the Agent and the Lenders such further instruments and shall take such further action as the Agent or the Lenders may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

         (b) The Company will not, at any time while this Agreement is in effect, modify any of the terms of any of the Subordinated Debt or any of the documents evidencing the Subordinated Debt.

     8. If all indebtedness of Stores to the Agent and the Lenders is at any time or times hereafter paid in full and thereafter Stores again becomes indebted to the Agent and the Lenders, the provisions of this Agreement shall apply to such new indebtedness unless before the same is incurred the Company notifies the Agent and the Lenders in writing to the contrary. If, in reliance upon this Agreement, the Agent and the Lenders grant loans and extensions or takes other action, after the termination of this Agreement by the Company, but prior to the receipt by the Agent and the Lenders of written notice of such termination, the rights of the Agent and the Lenders shall be the same as they would have been had such termination not occurred, and Stores and the Company, jointly and severally, shall indemnify the Agent and the Lenders and save them harmless from and against any loss, cost, liability or expense which it may have incurred or suffered by reason of any action so taken by it.

     9. If any warranty herein contained shall prove to have been materially false when made or in the event of a breach by Stores or the Company in the performance of any of the terms hereof, the Agent may, at its option, declare all Lender Debt to be forthwith due and payable, without presentment, demand, protest, or notice of any kind, notwithstanding any time or credit otherwise allowed.

     10. The rights granted to the Agent and the Lenders hereunder are solely for their protection and nothing herein contained shall impose on the Agent and the Lenders any duties with respect to any property of Stores or the Company received hereunder beyond reasonable care in its custody and preservation while in possession of the Agent or the Lenders. The Agent shall have no duty to preserve rights against prior parties in any instrument or chattel paper received hereunder.

     11. This Agreement is intended to take effect as a sealed instrument, shall be binding upon Stores, the Company, and their respective successors and assigns, shall inure to the benefit of the Agent and the Lenders and their successors and assigns and shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of September __, 1997.

                                       BROOKSTONE STORES, INC.


                                       By:
                                          -------------------------------------


                                       BROOKSTONE COMPANY, INC.


                                       By:
                                          -------------------------------------



                                       Accepted

                                       BANKBOSTON, N.A.


                                       By:
                                          -------------------------------------

                                   EXHIBIT J
                                   ---------

                               UNLIMITED GUARANTY



     GUARANTY dated as of September __, 1997, by BROOKSTONE PROPERTIES, INC., BROOKSTONE HOLDINGS, INC., BROOKSTONE PURCHASING, INC. and BROOKSTONE BY MAIL, INC. (each a "Guarantor" and collectively the "Guarantors"), in favor of BANKBOSTON, N.A, a national banking association with its head office at 100 Federal Street, Boston, Massachusetts, as Agent (the "Agent") for the Lenders parties to the Credit Agreement referred to below.

                                    Recitals
                                    --------

     In consideration of the Lenders' giving time, credit or banking facilities or accommodations to Brookstone Company, Inc. and Brookstone Stores, Inc. and their successors (the "Borrowers") under a Credit Agreement of even date herewith (the "Credit Agreement") by and among the Agent, the Borrowers, Brookstone, Inc. and the Lenders parties thereto, the Notes and Swing Line Note issued thereunder and otherwise, the Guarantors agree, jointly and severally, as follows. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (provided, however, that the term "Lenders" as used herein shall mean all the Lenders and the Swing Line Lender under the Credit Agreement).

     1. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantors hereby guarantee to the Agent and the Lenders, jointly and severally, the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of the Borrowers to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired (whether by way of discount, letter of credit, lease, loan, overdraft or otherwise) (the "Obligations"). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent and the Lenders first attempt to collect any of the Obligations from the Borrowers or resort to any security or other means of obtaining their payment. Should the Borrowers default in the payment or performance of any of the Obligations, the obligations of the Guarantors hereunder shall become immediately due and payable to the Agent and the Lenders, without demand or notice of any nature, all of which are expressly waived by the Guarantors. Payments by the Guarantors hereunder may be required by the Agent on any number of occasions.

     2. GUARANTORS' AGREEMENT TO PAY. The Guarantors further agree, jointly and severally, as principal obligors and not as guarantors only, to pay to the Agent and the Lenders, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Agent and the Lenders in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment, at the rate per annum equal to the rate of interest announced by the Agent from time to time at its head office as its Base Rate, plus 2%; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

     3. UNLIMITED GUARANTY. The liability of the Guarantors hereunder shall be unlimited.

     4. WAIVERS BY GUARANTORS; AGENT'S FREEDOM TO ACT. The Guarantors agree that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent and the Lenders with respect thereto. The Guarantors waive presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrowers, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantors agree to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agree that the obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Agent and the Lenders to assert any claim or demand or to enforce any right or remedy against the Borrowers; (ii) any extensions or renewals of any Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing securing or otherwise executed in connection with any Obligation; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights the Agent and the Lenders may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Agent and the Lenders might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a release or discharge of the Guarantors, all of which may be done without notice to the Guarantors.

     5. UNENFORCEABILITY OF OBLIGATIONS AGAINST BORROWERS. If for any reason the Borrowers have no legal existence or are under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrowers by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantors to the same extent as if the Guarantors at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of a Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

     6. SUBROGATION; SUBORDINATION. Until the payment and performance in full of all Obligations and any and all obligations of the Borrowers to any affiliate of the Agent and the Lenders, the Guarantors shall not exercise any rights against the Borrowers arising as a result of payment by the Guarantors hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Agent and the Lenders or their affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantors will not claim any set-off or counterclaim against the Borrowers in respect of any liability of the Guarantors to the Borrowers; and the Guarantors waive any benefit of and any right to participate in any collateral which may be held by the Agent or any such affiliate. The payment of any amounts due with respect to any indebtedness of the Borrowers now or hereafter held by the Guarantors is hereby subordinated to the prior payment in full of the Obligations. The Guarantors agree that after the occurrence of any default in the payment or performance of the Obligations, the Guarantors will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrowers to the Guarantors until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantors shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantors as trustee for the Agent and the Lenders and be paid over to the Agent on account of the Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

     7. SECURITY; SET-OFF. The Guarantors grant to the Agent and the Lenders, as security for the full and punctual payment and performance of the Guarantors' obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to the Guarantors now or hereafter held by the Agent or the Lenders and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Agent or the Lenders to the Guarantors or subject to withdrawal by the Guarantors; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Agent or the Lenders are hereby authorized at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by the Guarantors) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantors under this Guaranty, whether or not the Agent or the Lenders shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

     8. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until the Agent is given written notice of the Guarantors' intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Agent at its head office. No such notice shall affect any rights of the Agent or the Lenders or of any affiliate hereunder including, without limitation, the rights set forth in Sections 4 and 6, with respect to Obligations incurred prior to the receipt of such notice or Obligations incurred pursuant to any contract or commitment in existence prior to such receipt, and all checks drafts, notes, instruments (negotiable or otherwise) and writings made by or for the account of the Borrowers and drawn on the Agent or any Lender or any of their agents purporting to be dated on or before the date of receipt of such notice, although presented to and paid or accepted by the Agent or any Lender after that date, shall form part of the Obligations. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrowers, or otherwise, all as though such payment had not been made or value received.

     9. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantors, jointly and severally, their successors and assigns, and shall inure to the benefit of and be enforceable by the Agent, the Lenders and their successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Agent and the Lenders may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity, in accordance with the provisions of the Credit Agreement, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Agent and the Lenders herein.

     10. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantors therefrom shall be effective unless the same shall be in writing and signed by the Agent. No failure on the part of the Agent and the Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     11. NOTICES. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class mail postage prepaid or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantors, at the address set forth beneath its signature hereto, and if to the Agent and the Lenders, c/o BankBoston, N.A., as Agent, 100 Federal Street, Boston, Massachusetts 02110, Telex: 4996527 BOSTONBK BSN, Attention: Ms. Virginia W. Dennett, Director, or at such other address as either party may designate in writing.

     12. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts. The Guarantors agree that any suit for the enforcement of this Guaranty may be brought in the courts of The Commonwealth of Massachusetts or any Federal Court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantors by mail at the address specified in Section 12 hereof. The Guarantors hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

     13. WAIVER OF JURY TRIAL. THE AGENT AND THE GUARANTORS AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS GUARANTY, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE AGENT AND THE GUARANTORS, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE AGENT NOR THE GUARANTORS HAVE AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     14. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantors with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its duly authorized officer as of the date appearing on page one.

                                          BROOKSTONE PROPERTIES, INC.,
                                          BROOKSTONE HOLDINGS, INC.,
                                          BROOKSTONE PURCHASING, INC.
                                          BROOKSTONE BY MAIL, INC.


                                          By:
                                             -----------------------------------
                                             Executive Vice President and
                                             Chief Financial Officer


                                          Address:

                                          17 Riverside Street
                                          Nashua, NH 03062
                                          Attention:  Mr. Philip Roizin
                                          Telex:
                                                --------------------------------

                                   EXHIBIT K
                                   ---------

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
                  -------------------------------------------


     Assignment and Acceptance Agreement dated as of _______, 199__, by and between __________ (the "Assignor") and __________ (the "Successor Lender").

     WHEREAS, the Assignor is one of the Lenders party to the Credit Agreement referred to below; and

     WHEREAS, the Assignor desires to sell and the Successor Lender desires to purchase, all or a portion of the outstanding loans, advances of credit and commitments of Assignor under the Credit Agreement and the other documents, instruments and agreements related thereto.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

     Reference is made to the Credit Agreement dated as of September __, 1997 (as amended or supplemented and as from time to time in effect, the "Credit Agreement"), among Brookstone Company, Inc., Brookstone Stores, Inc. (the "Borrowers"), Brookstone, Inc., the lenders party thereto (the "Lenders"), and BankBoston, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     1.  Assignment and Acceptance.  Pursuant to Section 9.2 of the Agreement,
         -------------------------
as of the close of business on __________________ (the "Assignment Date"), the Assignor hereby assigns to the Successor Lender, $________ of its $____________ current interest in the outstanding Revolving Credit Advances and Letters of Credit and a ____% interest in its Commitment Percentage.

     The foregoing assignment which constitutes a ___% Commitment Percentage under the Credit Agreement, is made together with the concomitant proportionate amount of the undersigned's other rights and obligations under the Credit Agreement and the other Lender Agreements, and the Successor Lender hereby accepts and assumes such rights and obligations completely. After giving effect to this assignment, the Assignor and the Successor Lender shall have the interests in the Notes, the Letters of Credit and the Commitment Percentages set forth on Schedule 1 attached hereto. By its acknowledgment hereof, the Agent
         ----------
hereby confirms that after giving effect to this assignment, the Commitment Percentages of all of the Lenders under the Credit Agreement shall be as set forth on Schedule 2 attached hereto.
         ----------

     2.  Representations and Warranties.
         ------------------------------

         (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Assignor makes no representation or warranty and assumes no responsibility with respect to (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Credit Agreement, the Notes, the Letters of Credit or any other Lender Agreement, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, the Credit Agreement or any other Lender Agreement, or (iii) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any lien or other direct or indirect security afforded or purported to be afforded by any of the Lender Agreements or otherwise from time to time.

         (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to (i) the performance or observance of any of the terms or conditions of the Credit Agreement or any other Lender Agreement on the part of the Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person, or (iii) the existence of any Default.

         (c) The Successor Lender confirms that it has received a copy of the Credit Agreement and each of the other Lender Agreements, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and (b) of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance Agreement. The Successor Lender confirms that it has made such analysis and decision independently and without reliance upon the Agent, the Assignor or any other Lender.

         (d) The Successor Lender, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall be deem appropriate at the time, will make its own decisions to take or not take action under or in connection with the Credit Agreement or any other Lender Agreement.

         (e) The Successor Lender irrevocably appoints the Agent to act as Agent for the Successor Lender under the Credit Agreement and the other Lender Agreements, all in accordance with Section X of the Agreement and the other provisions of the Credit Agreement and each other Lender Agreement.

         (f) The Successor Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Lender Agreements are required to be performed by it as a Lender.

         (g) Except as to paragraph (a) above, the foregoing assignment is made without any representation, warranty or recourse of any kind by the Assignor.

     3.  Party to the Agreement, Etc. Upon (a) the execution and delivery hereof
         ---------------------------
by the parties hereto at least five (5) Business Days prior to the Assignment Date, and (b) the payment by the Successor Lender to Assignor of an amount equal to the purchase price agreed between the Successor Lender and the Assignor, and (c) payment to the Agent of the fee required to be paid pursuant to Section 9.2(a) of the Agreement, the Successor Lender shall automatically become party to the Credit Agreement as a signatory thereto. As of the Assignment Date, the Successor Lender shall have all the rights and obligations of a Lender under the Credit Agreement and the other Lender Agreements as and to the extent set forth on
Schedule 1 and Schedule 2 attached hereto. Copies of all notices and other
----------     ----------
information required to be delivered to the Lenders under the Credit Agreement shall be delivered to the Successor Lender at the address(es) and to attention of the Person(s) specified below the Successor Lender's name on the execution page of this Assignment and Acceptance Agreement. As of the Assignment Date, the Assignor shall be released from its obligations under the Credit Agreement to a corresponding extent, and no further consent or action by any party shall be required.

     4.  Miscellaneous.  This Assignment and Acceptance Agreement may be
         -------------
executed in any number of counterparts, which together shall constitute one instrument, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the Assignor and the Successor Lender have executed this Assignment and Acceptance Agreement as of the date first above written.

                                    [ASSIGNOR]


                                    By:
                                    Name:
                                    Title:


                                    [SUCCESSOR LENDER]


                                    By:
                                    Name:
                                    Title:

                                    [Address for Notices]
                                    Telecopier No.:
                                    Attention:
The foregoing is hereby
acknowledged and approved:

BROOKSTONE COMPANY, INC.
BROOKSTONE STORES, INC.


By:
Name:
Title:


BANKBOSTON, N.A., as Agent


By:
Name:
Title:

                                  Schedule 1
                                  ----------

                  Successor Lender's and Assignor's Interest
                  ------------------------------------------


The Successor Lender's interest under the Credit Agreement on and after the Assignment Date shall be as follows:

     Commitment Percentage                             %
                                                  -----
     Principal Amount of Note                     $
                                                   -----------
     Principal Amount of Letters of Credit        $
                                                   -----------


The Assignor's interest under the Credit Agreement on and after the Assignment Date shall be as follows:

     Commitment Percentage                             %
                                                  -----
     Principal Amount of Note                     $
                                                   -----------
     Principal Amount of Letters of Credit        $
                                                   -----------

                                    Schedule 2
                                    ----------

                        Lenders' Commitment Percentages
                        -------------------------------


     After giving effect to the assignment on the Assignment Date, the Lenders' respective Commitment Percentages under the Credit Agreement shall be as follows:


                                               Maximum Amount
                           Commitment      of Loans and Letters of
     Lender                Percentage      -----------------------
     ------                -----------             Credit
                                                   ------

                                .  %             $       .
----------------            ---- --               ------- --
                                .  %             $       .
----------------            ---- --               ------- --
                                .  %             $       .
----------------            ---- --               ------- --
                                .  %             $       .
----------------            ---- --               ------- --

         TOTALS              100.00%             $        .00
                                                  --------

                                 SCHEDULE 1.1

                            Commitment Percentages
                            ----------------------


                                                              Maximum Amount of
                                      Commitment             Revolving Loans and
     Lender                           Percentage               Letter of Credit
     ------                           ----------               ----------------
BankBoston, N.A.                        40.00%                  $ 30,000,000.00
100 Federal Street
Boston, MA 02110

Bank One, Indiana, N.A.                 20.00%                  $ 15,000,000.00
111 Monument Circle
Suite 1911
Indianapolis, IN 46277-0119

USTrust                                 20.00%                  $ 15,000,000.00
40 Court Street
Boston, MA 02108

Union Bank of California, N.A.          20.00%                  $ 15,000,000.00
350 California Street, 6th Floor
San Francisco, CA 94104-1408

TOTALS                                 100.00%                  $ 75,000,000.00

                                 SCHEDULE 1.2


                               Pricing Schedule
                               ----------------


     The Eurodollar Margin, Letter of Credit Fee Rate and the Commitment Fee Rate for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

     -------------------------------------------------------------------
                Status                    Level I   Level II  Level III
     -------------------------------------------------------------------
        Eurodollar Rate Margin             1.00       1.25       1.50
     -------------------------------------------------------------------
       Documentary Letter of Credit        0.50       0.625      0.75
              Fee Rate
     -------------------------------------------------------------------
         Commitment Fee Rate               0.25       0.25       0.30
     -------------------------------------------------------------------

     For purposes of this Schedule, the following terms have the following meanings:

          "Level I Status" exists at any date if, at such date, the Applicable Cash Flow coverage Ratio is greater than or equal to 1.70-to-1.00 and no Default exits.

          "Level II Status" exists at any date if, at such date, the Applicable Cash Flow Coverage Ratio is less than 1.70-to-1.00 and greater than or equal to 1.55-to-1.00 and no Default exits.

          "Level III Status" exists at any date if, at such date, no other Status exists.

          "Status" refers to the determination of which of Level I Status, Level II Status or Level III Status exists at any date.

     For the period from the Closing through a date selected by the Agent within ten days of the Agent's receipt of the financial statements for the Parent's fiscal quarter ended October 31, 1997, the Applicable Cash Flow Coverage Ratio shall be deemed to be 1.65-to-1.00. Thereafter, the Applicable Cash Flow Coverage Ratio (a) shall be determined on a date (each a "Determination Date") selected by the Agent within ten days of the Agent's receipt of the final, signed financial statements for the Parent's previous fiscal quarter, commencing with receipt of the financial statements for the fiscal quarter ending October 31, 1997, (b) shall be equal to the Cash Flow Coverage Ratio in effect as of the end of such fiscal quarter as reflected on the final, signed financial statements and certified by the Parent's chief financial officer and (c) shall remain in effect until the next Determination Date. If the Parent fails to deliver such financial statements in the time period required, the Level III Status for each of the Eurodollar Rate Margin, the Documentary Letter of Credit Fee Rate and the Commitment Fee Rate will apply.